                                                                     EXHIBIT 2.1

                            CONTRIBUTION AGREEMENT


                                     AMONG


                       BORG-WARNER SECURITY CORPORATION


                    WELLS FARGO ARMORED SERVICE CORPORATION


                           LOOMIS-WELLS CORPORATION


                          LOOMIS HOLDING CORPORATION


                              LOOMIS ARMORED INC.


                                      AND


                           LOOMIS STOCKHOLDERS TRUST



                         DATED AS OF NOVEMBER 28, 1996

                               TABLE OF CONTENTS

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                                   ARTICLE I

              TRANSFER AND REDEMPTION OF LOOMIS STOCK....................  2
          SECTION 1.1.  Transfer of Loomis Stock to Loomis
              Stockholders Trust.........................................  2
          SECTION 1.2.  Transfer of Loomis Common Stock to Newco.........  2
          SECTION 1.3.  Issuance of NOL Note.............................  4
          SECTION 1.4.  Redemption of Preferred Stock and Payment of
              Loomis Closing Liabilities.................................  5

                                  ARTICLE II

              SALE AND TRANSFER OF WELLS FARGO ASSETS AND LIABILITIES....  5
          SECTION 2.1.  Transfer of Assets and Assumption of
              Liabilities................................................  5
          SECTION 2.2.  Assignment of Contracts and Rights; Associates
              Lease......................................................  7
          SECTION 2.3.  Consideration for Transferred Assets.............  8

                                  ARTICLE III

                      POST-CLOSING ADJUSTMENTS...........................  8
          SECTION 3.1.  Minimum Adjusted Working Capital.................  8

                                  ARTICLE IV

                              REPRESENTATIONS AND
             WARRANTIES OF BORG-WARNER AND WELLS FARGO................... 10
          SECTION 4.1.  Organization and Qualification................... 10
          SECTION 4.2.  Authorization.................................... 10
          SECTION 4.3.  No Violation..................................... 11
          SECTION 4.4.  Subsidiaries and Equity Investments.............. 12
          SECTION 4.5.  Consents and Approvals........................... 12
          SECTION 4.6.  Financial Statements............................. 13
          SECTION 4.7.  Absence of Undisclosed Liabilities............... 13
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          SECTION 4.8.   Absence of Certain Changes...................  13
          SECTION 4.9.   Litigation...................................  15
          SECTION 4.10.  Liens and Encumbrances.......................  15
          SECTION 4.11.  Certain Agreements...........................  16
          SECTION 4.12.  Employee Benefit Plans.......................  17
          SECTION 4.13.  Taxes........................................  18
          SECTION 4.14.  Compliance with Applicable Law...............  19
          SECTION 4.15.  Brokers' Fees and Commissions................  19
          SECTION 4.16.  Proprietary Rights...........................  19
          SECTION 4.17.  Labor Relations..............................  20
          SECTION 4.18.  Real Estate..................................  21
          SECTION 4.19.  Personal Property............................  21
          SECTION 4.20.  Environmental Matters........................  21
          SECTION 4.21.  Certain Business Practices and Regulations...  24
          SECTION 4.22.  Related Party Transactions...................  24
          SECTION 4.23.  Investment Intent............................  24
          SECTION 4.24.  Continued Stock Ownership....................  25

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                       OF LOOMIS AND LOOMIS ARMORED...................  25
          SECTION 5.1.   Organization and Qualification...............  25
          SECTION 5.2.   Authorization................................  25
          SECTION 5.3.   No Violation.................................  26
          SECTION 5.4.   Capitalization of Loomis and Loomis Armored..  26
          SECTION 5.5.   Subsidiaries and Equity Investments..........  28
          SECTION 5.6.   Consents and Approvals.......................  28
          SECTION 5.7.   Financial Statements.........................  29
          SECTION 5.8.   Absence of Undisclosed Liabilities...........  29
          SECTION 5.9.   Absence of Certain Changes...................  30
          SECTION 5.10.  Litigation...................................  31
          SECTION 5.11.  Liens and Encumbrances.......................  31
          SECTION 5.12.  Certain Agreements...........................  32
          SECTION 5.13.  Employee Benefit Plans.......................  33
          SECTION 5.14.  Taxes........................................  34
          SECTION 5.15.  Compliance with Applicable Law...............  35
          SECTION 5.16.  Brokers' Fees and Commissions................  35
          SECTION 5.17.  Proprietary Rights...........................  35
          SECTION 5.18.  Labor Relations..............................  36
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                                     (ii)

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          SECTION 5.19.  Insurance........................................ 37
          SECTION 5.20.  Real Estate...................................... 37
          SECTION 5.21.  Personal Property................................ 38
          SECTION 5.22.  Environmental Matters............................ 38
          SECTION 5.23.  Certain Business Practices and Regulations....... 40
          SECTION 5.24.  Related Party Transactions....................... 40

                                  ARTICLE VI

                              REPRESENTATIONS AND
            WARRANTIES OF LOOMIS STOCKHOLDERS TRUST....................... 41
          SECTION 6.1.  Ownership of Shares............................... 41
          SECTION 6.2.  Authority......................................... 41
          SECTION 6.3.  No Conflicts...................................... 42
          SECTION 6.4.  Investment Intent................................. 42
          SECTION 6.5.  Continued Stock Ownership......................... 42

                                  ARTICLE VII

            REPRESENTATIONS AND WARRANTIES OF NEWCO....................... 42
          SECTION 7.1.  Organization and Qualification.................... 42
          SECTION 7.2.  Authorization..................................... 43
          SECTION 7.3.  Capitalization of Newco........................... 43
          SECTION 7.4.  Consents and Approvals............................ 44
          SECTION 7.5.  No Operations..................................... 44
          SECTION 7.6.  Disposition of Property........................... 44
          SECTION 7.7.  No Redemption of Stock............................ 44
          SECTION 7.8.  Loomis Common Stock............................... 44

                                 ARTICLE VIII

                                 COVENANTS................................ 44
          SECTION 8.1.  Conduct of Business of Each of Loomis and
              Wells Fargo Prior to the Closing Date....................... 44
          SECTION 8.2.  Access to Information............................. 47
          SECTION 8.3.  All Reasonable Efforts............................ 48
          SECTION 8.4.  Consents and Approvals............................ 48
          SECTION 8.5.  Public Announcements.............................. 49
          SECTION 8.6.  Notice of Certain Events.......................... 49
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                                     (iii)
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          SECTION 8.7.  No Other Bids; Liquidated Damages; Failure to
              Obtain Director Consents.................................  49
          SECTION 8.8.  Stockholders Agreement.........................  50
          SECTION 8.9.  Election of Officers or Directors..............  50
          SECTION 8.10.  The Financing.................................  50
          SECTION 8.11.  Wells Fargo Corporate Existence...............  50
          SECTION 8.12.  Cancellation of MEGA Units....................  51
          SECTION 8.13.  Tax Reporting.................................  51
          SECTION 8.14.  Insurance Coverage............................  53
          SECTION 8.15.  Title Policies................................  53
          SECTION 8.16.  Information Supplied..........................  53
          SECTION 8.17.  Transition Services...........................  54
          SECTION 8.18.  Accounts Receivable...........................  55
          SECTION 8.19.  Wells Fargo Armored Service Corporation of
              Puerto Rico..............................................  55
          SECTION 8.20.  Loomis Casualty Insurance Deposits............  55
          SECTION 8.21.  Employees and Employee Benefits...............  55
          SECTION 8.22.  Termination of Management Agreements..........  58
          SECTION 8.23.  Use of Name...................................  58
          SECTION 8.24.  Consents of Equity Holders....................  58
          SECTION 8.25.  Contribution to Reserve.......................  59
          SECTION 8.26.  Support Payment...............................  59

                                   ARTICLE IX

                             CLOSING CONDITIONS........................  59
          SECTION 9.1.  Conditions to Each Party's Obligations under this Agreement...........................................  59
          SECTION 9.2. Conditions to the Obligations of the Loomis Stockholders Trust, Loomis and Loomis Armored under this Agreement...........................................  60
          SECTION 9.3.  Conditions to the Obligations of Borg-Warner
              and Wells Fargo  under this Agreement....................  60

                                   ARTICLE X

                                   CLOSING.............................  61
          SECTION 10.1.  Closing.......................................  61
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                                     (iv)
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                                  ARTICLE XI

                  TERMINATION AND ABANDONMENT.................  63
          SECTION 11.1.  Termination..........................  63
          SECTION 11.2.  Procedure and Effect of Termination..  64

                                  ARTICLE XII

                               INDEMNIFICATION................  64
          SECTION 12.1.  Environmental Indemnification........  64
          SECTION 12.2.  Accounts Receivable Indemnification..  67
          SECTION 12.3.  General Indemnification..............  68
          SECTION 12.4.  Tax Indemnification..................  69
          SECTION 12.5.  Defense and Payment of Claims........  70
          SECTION 12.6.  Limitation of Liability..............  71

                                 ARTICLE XIII

                     MISCELLANEOUS PROVISIONS.................  72
          SECTION 13.1.  Amendment and Modification...........  72
          SECTION 13.2.  Waiver of Compliance; Consents.......  72
          SECTION 13.3.  Validity.............................  72
          SECTION 13.4.  Expenses and Obligations.............  72
          SECTION 13.5.  Parties in Interest..................  72
          SECTION 13.6.  Notices..............................  72
          SECTION 13.7.  Governing Law........................  74
          SECTION 13.8.  Counterparts.........................  74
          SECTION 13.9.  Headings.............................  74
          SECTION 13.10.  Entire Agreement....................  74
          SECTION 13.11.  Assignment..........................  75
          SECTION 13.12.  Termination of Representations and
              Warranties......................................  75
          SECTION 13.13.  Bulk Sales..........................  75
          SECTION 13.14.  Exclusive Remedy....................  75
          SECTION 13.15.  Jurisdiction and Venue..............  76
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                                      (v)

                                 Exhibit List

Exhibit A -- Form of Stockholders Agreement
Exhibit B -- Officers and Directors of Newco
Exhibit C -- Officers and Directors of Loomis
Exhibit D -- Form of Contingent Exercise Agreements
Exhibit E -- Form of Opinion of Davis Polk & Wardwell
Exhibit F -- Form of Opinion of General Counsel of Borg-Warner
Exhibit G -- Form of Opinion of Weil, Gotshal & Manges LLP
Exhibit H -- Form of Opinion of Prickett, Jones, Elliott, Kristol & Schnee

                                     (vi)

                             CONTRIBUTION AGREEMENT


     CONTRIBUTION AGREEMENT (this "Agreement"), dated as of November 28, 1996,
                                   ---------
by and among Borg-Warner Security Corporation, a Delaware corporation ("Borg-
                                                                        ----
Warner"), Wells Fargo Armored Service Corporation, a Delaware corporation and
------
wholly-owned subsidiary of Borg-Warner ("Wells Fargo"), Loomis-Wells
                                         -----------
Corporation, a Delaware corporation ("Newco"), Loomis Holding Corporation, a
                                      -----
Delaware corporation ("Loomis"), Loomis Armored Inc., a Texas corporation and
                       ------
wholly-owned subsidiary of Loomis ("Loomis Armored"), and the Loomis
                                    --------------
Stockholders Trust, a Delaware business trust (the "Loomis Stockholders Trust").
                                                    -------------------------
A list of defined terms used in this Agreement is attached hereto as Appendix A.
                                                                     ----------

                                   RECITALS:
                                   --------

     WHEREAS, each of Loomis Armored and Wells Fargo is engaged in providing armored transport services and certain other security-related services to financial institutions and other commercial customers;

     WHEREAS, the parties hereto desire to contribute the capital stock of Loomis and substantially all of the assets and certain liabilities of Wells Fargo in order to combine the armored transport businesses of Loomis Armored and Wells Fargo in a transaction intended to satisfy the requirements of Section 351 of the Code;

     WHEREAS, at or prior to the combination of the businesses of Loomis Armored and Wells Fargo, (i) the stockholders of Loomis (the "Stockholders"), as of the
                                                      ------------
date hereof, shall contribute all of the issued and outstanding shares of the Class A Common Stock, $0.01 par value, of Loomis (the "Loomis Common Stock") to
                                                       -------------------
the Loomis Stockholders Trust organized under the Delaware Business Trust Act (12 Del.C. (S)(S) 3801-3820) and pursuant to that certain Business Trust
    ------
Agreement, dated as of November 27, 1996 (the "Business Trust Agreement"), among
                                               ------------------------
each of the Stockholders and other Persons who may hereafter become parties thereto, Wilmington Trust Company, a Delaware banking corporation, as trustee, and Frederick B. Hegi, Jr., as manager, and (ii) all of the holders (the "Loomis
                                                                          ------
Other Equity Holders") of options, warrants, calls, subscriptions, conversions
--------------------
or other rights, agreements or commitments (collectively, "Loomis Other Equity
                                                           -------------------
Interests") obligating Loomis to issue any additional shares of its capital
---------
stock or Loomis Voting Securities or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock or Loomis Voting Securities or to participate in the equity of Loomis (other than participants in the Loomis Management Equity Growth and Appreciation Plan) shall have exercised, converted or exchanged such Loomis Other Equity Interests for shares of Loomis Common Stock and contributed such shares to the Loomis Stockholders Trust; and

     WHEREAS, to effect the combination, the Loomis Stockholders Trust intends to contribute all of the issued and outstanding shares of Loomis Common Stock to Newco and Wells Fargo intends to contribute substantially all of the assets and certain liabilities of Wells Fargo to Newco, in exchange for 51% and 49% of the newly-issued Newco Common Stock, respectively, and certain other consideration as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                    TRANSFER AND REDEMPTION OF LOOMIS STOCK
                    ---------------------------------------

     SECTION 1.1.  Transfer of Loomis Stock to Loomis Stockholders Trust.  Upon
                   -----------------------------------------------------
the terms and subject to the conditions hereof, at or prior to the Closing Date without duplication, (i) the Stockholders shall contribute all of the issued and outstanding shares of Loomis Common Stock to the Loomis Stockholders Trust and
(ii) the Loomis Other Equity Holders shall have exercised, converted or exchanged all of the outstanding Loomis Other Equity Interests for (x) shares of Loomis Common Stock and contributed such shares to the Loomis Stockholders Trust or (y) options in the New MEGA Plan. In exchange for such contributions of Loomis Common Stock to the Loomis Stockholders Trust, the Stockholders shall receive beneficial interests in the Loomis Stockholders Trust representing the right to receive a pro rata allocation of the assets of the Loomis Stockholders Trust in accordance with the terms and subject to the conditions set forth in the Business Trust Agreement.

     SECTION 1.2.  Transfer of Loomis Common Stock to Newco.
                   ----------------------------------------

     (a) Upon the terms and subject to the conditions hereof, at the Closing, the Loomis Stockholders Trust shall deliver to Newco (i) all of the issued and outstanding shares of Loomis Common Stock, duly endorsed for transfer by the Loomis Stockholders Trust, and (ii) the Loomis Excess Claims Assumption Agreement.

     (b) Upon the terms and subject to the conditions hereof, at the Closing, in exchange for the consideration set forth in Section 1.2(a), Newco shall (i) issue and deliver to the Loomis Stockholders Trust 5,100,000 shares of common stock, $0.01 par value, of Newco (the "Newco Common Stock"), (ii) deliver to a
                                       ------------------
trust (the "Loomis Indemnity Trust") to be established prior to Closing pursuant
            ----------------------
to a trust agreement in form and substance reasonably acceptable to Borg-Warner and the Loomis Stockholders Trust, cash in the amount equal to the Loomis Excess Payment by wire transfer of immediately available funds to an account designated in writing by the Loomis Indemnity Trust to Newco prior to the Closing Date; provided, that if the Loomis Excess
                                          --------
Payment exceeds $5,400,000, any excess amount will be delivered to the Loomis Casualty and Employee Claims Trust and/or the Loomis Stockholders Trust in such proportion as directed by Loomis pursuant to a written notice to be delivered by Loomis to Newco prior to Closing and transferred by wire transfer of immediately available funds to an account designated to Newco in writing by the Loomis Casualty and Employee Claims Trust or the Manager of the Loomis Stockholders Trust, as the case may be, prior to the Closing Date, (iii) deliver to a trust (the "Loomis Casualty and Employee Claims Trust") to be established prior to
      -----------------------------------------
Closing pursuant to a trust agreement in form and substance reasonably acceptable to Borg-Warner and the Loomis Stockholders Trust, cash in the amount of $7,200,000 by wire transfer of immediately available funds to an account designated in writing by the Loomis Casualty and Employee Claims Trust to Newco prior to the Closing Date, and (iv) contribute the Class I beneficial interests in the Loomis Indemnity Trust and the Loomis Casualty and Employee Claims Trust to the capital of Loomis and assign the Class II beneficial interests in the Loomis Indemnity Trust and the Loomis Casualty and Employee Claims Trust to the Loomis Stockholders Trust.

     (c)  As used in this Agreement:

               (i)   "Loomis Excess Payment" shall mean an amount equal to
                      ---------------------
$30,100,000 plus cash and cash equivalents held by Loomis (on a consolidated
            ----
basis) immediately prior to Closing (including, without limitation, an amount equal to amounts held in lock-box accounts for the benefit of Loomis Armored) plus Transaction Costs actually paid by Loomis or its Subsidiaries on or prior
----
to Closing minus the sum of (x) the amount (including principal, accrued and
           -----
unpaid interest, premium, penalties and breakage fees, if any) required to pay, satisfy or discharge as of the Closing Date all indebtedness for borrowed money (including any intercompany debt) of Loomis and its Subsidiaries, including without limitation all indebtedness under Loomis Armored's 14% Senior Subordinated Notes due September 30, 1999, 9% Junior Subordinated Note due September 30, 1999 and the Amendment and New Term Loan Agreement dated as of June 25, 1996 among Loomis, Loomis Armored and the CIT Group/Business Credit, Inc., but excluding any indebtedness incurred by Loomis or Loomis Armored in connection with the redemption of the Series I Preferred Stock as contemplated by Section 1.4, (y) all capitalized leases of Loomis and its Subsidiaries and any accrued but unpaid amounts thereunder (as shown on a balance sheet prepared for Loomis on a consolidated basis in accordance with GAAP) as of the Closing Date (other than the capitalized leases listed in Section 1.2(c) of the Disclosure Schedule) (the indebtedness included in clauses (x) and (y), collectively, the "Loomis Indebtedness"), and (z) accrued fees due to Wingate
                   -------------------
Partners, L.P., a Delaware limited partnership ("Wingate"), pursuant to that
                                                 -------
certain Financial Advisory Agreement, dated as of May 6, 1991, among Loomis,

Loomis Armored and Wingate (the "Financial Advisory Fees" and, together with the
                                 -----------------------
Loomis Indebtedness, the "Loomis Closing Liabilities");
                          --------------------------

               (ii)   "Loomis Casualty and Employee Claims" means any and all
                       -----------------------------------
claims, actions, suits or other proceedings asserted against Loomis or any of its Subsidiaries (and any amounts payable in respect thereof) that are not paid or reimbursed under insurance policies of Loomis existing on the date hereof (or any renewal thereof containing substantially similar terms) and with respect to events, circumstances or activities occurring at or prior to the Closing Date
(x) for worker's compensation, (y) arising out of or relating to the use of motor vehicles or firearms in connection with or related to its business or operations, or acts or omissions of its drivers, courier guards, security guards or their supervisors relating to their employment, in each case that is an act or omission that otherwise is of a type covered under typical general liability insurance policies, or (z) alleging discrimination, wrongful discharge, sexual harassment or other unlawful hiring or employment practices; provided that the
                                                             --------
Loomis Casualty and Employee Claims shall not include (I) any Environmental Claim or any other claim for Environmental Costs and Liabilities, and (II) any claims related to cargo losses; and

               (iii)  "Loomis Excess Claims Assumption Agreement" means that
                       -----------------------------------------
certain Assumption Agreement, to be dated as of the Closing Date and in form and substance reasonably acceptable to Borg-Warner and the Loomis Stockholders Trust, among Loomis, Loomis Armored and the Loomis Stockholders Trust, providing for the assumption by the Loomis Stockholders Trust of (x) the Loomis Casualty and Employee Claims in excess of the aggregate amount of the corpus of the Loomis Casualty and Employee Claims Trust, if any, and (y) any indemnity or payment obligations of the Loomis Stockholders Trust pursuant to this Agreement other than in respect of the Loomis Casualty and Employee Claims in excess of the aggregate amount of the corpus of the Loomis Indemnity Trust.

     SECTION 1.3.  Issuance of NOL Note.  At the Closing, Newco shall issue to
                   --------------------
the Loomis Stockholders Trust a note (the "NOL Note") in the original principal
                                           --------
amount of $6,000,000, in form and substance reasonably acceptable to Borg-Warner and the Loomis Stockholders Trust, provided that the NOL Note (i) shall be
                                   -------- ----
issued in an original principal amount of $6,000,000; (ii) shall not bear interest; and (iii) shall have a term of fifteen years subject to mandatory prepayment as, and to the extent that, the federal Tax Return filed by Newco for any taxable period during the term of the NOL Note reflects the realization by Newco of a tax benefit attributable to the utilization of net operating losses of Loomis or Loomis Armored available as of the Closing Date ("NOL Tax
                                                               -------
Benefit"), calculated on the basis of an assumed tax rate of 40%.
-------

     SECTION 1.4.  Redemption of Preferred Stock and Payment of Loomis Closing
                   -----------------------------------------------------------
Liabilities.  At the Closing, (a) Loomis shall redeem all outstanding shares of
-----------
the Series I Preferred Stock, $0.01 par value per share, of Loomis (the "Series
                                                                         ------
I Preferred Stock") by paying an amount necessary to redeem all such shares to
-----------------
the holders of the Series I Preferred Stock, which amount shall not exceed $3,500,000 in the aggregate, by wire transfer of immediately available funds to an account or accounts designated by the holders thereof in writing prior to Closing against receipt by Loomis of a stock certificate or certificates evidencing the Series I Preferred Stock, accompanied by duly executed stock powers assigning such Series I Preferred Stock in blank or otherwise in good form for transfer, and (b) Newco shall contribute to the capital of Loomis an amount equal to the Loomis Closing Liabilities and Loomis shall pay the Financial Advisory Fees to Wingate by wire transfer of immediately available funds to an account designated by Wingate in writing prior to the Closing and repay the Loomis Indebtedness (excluding capital lease obligations) to each of the parties entitled thereto by wire transfer of immediately available funds to the account or accounts designated by such parties in writing prior to Closing and obtain the written release of each of such parties with respect to their respective portions of such Loomis Closing Liabilities.


                                   ARTICLE II

            SALE AND TRANSFER OF WELLS FARGO ASSETS AND LIABILITIES
            -------------------------------------------------------

     SECTION 2.1.  Transfer of Assets and Assumption of Liabilities.
                   ------------------------------------------------

          (a) Upon the terms and subject to the conditions hereof, Wells Fargo agrees to sell, assign, transfer, convey and deliver to Newco at the Closing all of Wells Fargo's assets, properties and rights of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned by Wells Fargo or otherwise used in its business (including, without limitation, all of the outstanding capital stock of all Subsidiaries of Wells Fargo) as the same shall exist on the Closing Date (the "Transferred Assets"), except as
                                           ------------------
provided in Section 8.18, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature except Permitted Liens; provided, however, that notwithstanding anything else
                        --------  -------
contained herein, the Transferred Assets shall not include the assets, properties and rights set forth in Section 2.1(a) of the Disclosure Schedule (the "Excluded Assets"). At the written direction of Newco, legal title to a
      ---------------
portion of the Transferred Assets (the "Designated Transferred Assets") may be
                                        -----------------------------
conveyed on behalf of Newco directly to a direct or indirect wholly-owned subsidiary of Newco. The parties hereto agree that any Designated Transferred Assets are being contributed to the capital of Newco, followed by one or more capital contributions of such Designated Transferred Assets to the applicable subsidiary of Newco, and all corporate resolutions and other documents, all accounting records and reports, and all income Tax Returns shall be consistent therewith.

          (b) Upon the terms and subject to the conditions hereof, effective at the Closing, Newco shall assume all of the liabilities and obligations of Wells Fargo, known and unknown, whether absolute, accrued, contingent or otherwise, of every kind and description (the "Assumed Liabilities"); provided, however, that
                                 -------------------    --------  -------
notwithstanding anything else contained herein, Assumed Liabilities shall not include (i) any liability for Wells Fargo Excluded Taxes, (ii) any liability for the WF Casualty and Employee Claims, (iii) except for obligations or liabilities to be assumed by Newco pursuant to Section 8.21, any obligation or liability arising from or relating to the WF Employee Benefit Plans, and (iv) the liabilities set forth in Section 2.1(b) of the Disclosure Schedule as Excluded Liabilities (clauses (i) through (iv) being collectively referred to herein as the "Excluded Liabilities"). As used in this Agreement, "WF Casualty and
     --------------------                                 ---------------
Employee Claims" means any and all claims, actions, suits or other proceedings
---------------
asserted against Wells Fargo or any of its Subsidiaries with respect to events, circumstances or activities occurring at or prior to the Closing Date (x) for worker's compensation, (y) arising out of or relating to the use of motor vehicles or firearms in connection with or related to its business or operations, or acts or omissions of its drivers, courier guards, security guards or their supervisors relating to their employment, in each case that is an act or omission that otherwise is of a type generally covered under typical general liability insurance policies, or (z) alleging discrimination, wrongful discharge, sexual harassment or other unlawful hiring or employment practices; provided that the WF Casualty and Employee Claims shall not include (I) any
--------
Environmental Claim or any other claim for Environmental Costs and Liabilities, and (II) any claims related to cargo losses.

          (c) After the Closing Date, Newco shall pay, perform, satisfy or otherwise discharge the Assumed Liabilities and shall indemnify and hold harmless Borg-Warner and Wells Fargo and any of their Affiliates from and against any Indemnifiable Losses incurred or suffered by Borg-Warner or Wells Fargo or any such Affiliate with respect to (x) any Assumed Liability and (y) any obligation of Borg-Warner or Wells Fargo (whether such obligation is created by contract, law, regulation, or otherwise and whether or not joint and several), to the extent such obligation arises out of any Assumed Liability (including any guarantee of any Assumed Liability).

          (d) After the Closing Date, Borg-Warner on behalf of Wells Fargo shall pay, perform, satisfy or otherwise discharge the Excluded Liabilities and shall indemnify and hold harmless Newco and its Affiliates from and against any Indemnifiable Losses incurred or suffered by Newco or any such Affiliate with respect to any Excluded Liability.

          (e) The general procedures set forth in Section 12.5(c) shall be applied to resolve any disputes arising pursuant to clauses (c) and (d) of this
Section 2.1.

     SECTION 2.2.  Assignment of Contracts and Rights; Associates Lease.
                   ----------------------------------------------------

          (a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Transferred Asset if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Newco or Wells Fargo or any of their Affiliates thereunder. Newco and Wells Fargo will use commercially reasonable efforts to obtain the consent, if required or necessary, of the other parties to any such Transferred Asset for the assignment thereof to Newco or its Subsidiaries as Newco may reasonably request; provided that any costs associated therewith shall be borne
                    --------
by Newco. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Newco or Wells Fargo or any of their Affiliates thereunder so that Newco would not in fact receive all such rights, Wells Fargo will cooperate in a mutually agreeable arrangement under which Newco shall obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sublicensing, or subleasing to Newco, or under which Wells Fargo would enforce for the benefit of Newco, with Newco assuming Wells Fargo's obligations with respect to any and all rights of Wells Fargo or any of its Affiliates against a third party thereto. Newco shall reimburse Wells Fargo for all reasonable expenses incurred by Wells Fargo in enforcing any agreement, claim, right or benefit on behalf of Newco. From and after the Closing, Wells Fargo will promptly pay to Newco when received all monies or other property received at or after the Closing by Wells Fargo or any of its Affiliates in respect of any Transferred Asset, including, without limitation, any payment received in respect of any WF Accounts Receivable.

          (b) Each of Newco, Wells Fargo and Borg-Warner shall use its best efforts to secure the consent of the lessor thereunder to the assignment to Newco of the Associates Lease. If, in connection with such assignment, the lessor requires the provision or payment of any credit enhancement, additional lease payments, additional deposit or other incremental costs in addition to those direct costs currently borne by Wells Fargo pursuant to the terms of such lease (without giving effect to this transaction or any acceleration of payments or other penalties that could be incurred as a result of an attempt to assign the Associates Lease without the consent of the lessor), Newco shall be responsible for the first $200,000 in the aggregate in such additional incremental costs and Borg-Warner shall be responsible for any additional incremental costs over such $200,000 (but only to the extent that such incremental costs exceed $200,000); provided, that such incremental additional costs shall be net of the amount of any reduction in the lease or other payments owed to the lessor under the

Associates Lease in effect of the date hereof that is negotiated by the parties in connection with securing an assignment of the Associates Lease. In connection with its obligations under the prior sentence, Borg-Warner agrees that it will provide additional payments or credit enhancement to the lessor under the Associates Lease to the extent necessary to secure the consent to the assignment of the Associates Lease.

     SECTION 2.3.  Consideration for Transferred Assets.  As consideration for
                   ------------------------------------
the Transferred Assets, at the Closing, Newco shall (a) deliver to Wells Fargo cash in the amount of $106,000,000 plus (x) Transaction Costs incurred by Borg-
                                   ----
Warner, Wells Fargo or its Subsidiaries prior to Closing and (y) the amount of any cash retained in Wells Puerto Rico pursuant to Section 8.19 minus the amount
                                                                -----
of any indebtedness for borrowed money (including any intercompany debt) of Wells Fargo (as shown on a balance sheet prepared for Wells Fargo on a consolidated basis in accordance with GAAP) as of the Closing Date that is an Assumed Liability by wire transfer of immediately available funds to an account designated in writing by Wells Fargo to Newco prior to the Closing Date, (b) issue and deliver to Wells Fargo 4,900,000 shares of Newco Common Stock and (c) assume the Assumed Liabilities in accordance with Section 2.1(b) hereof.


                                  ARTICLE III

                            POST-CLOSING ADJUSTMENTS
                            ------------------------

     SECTION 3.1.  Minimum Adjusted Working Capital.
                   --------------------------------

          (a) Within 90 days following the Closing, at the expense of Newco, (i) Borg-Warner on behalf of Wells Fargo shall cause Deloitte & Touche LLP ("Deloitte") to deliver to each of Newco and the Loomis Stockholders Trust the
----------
balance sheet of Wells Fargo, certified by Deloitte and audited on a consolidated basis as of the Closing Date (the "WF Closing Balance Sheet") and a
                                                ------------------------
certificate setting forth such auditor's calculation of Adjusted Working Capital of the Transferred Assets and Assumed Liabilities as determined therefrom and
(ii) the Loomis Stockholders Trust shall cause Ernst & Young LLP ("E&Y") to
                                                                   ---
deliver to each of Newco and Borg-Warner the balance sheet of Loomis, certified by E&Y and audited on a consolidated basis as of the Closing Date (the "Loomis
                                                                        ------
Closing Balance Sheet", and, together with the WF Closing Balance Sheet, the
---------------------
"Closing Balance Sheets") and a certificate setting forth such auditor's
-----------------------
calculation of Adjusted Working Capital of Loomis as determined therefrom; provided, however, that at least 10 days prior to the delivery by Deloitte of
--------  -------
the WF Closing Balance Sheet and certificate setting forth the calculation of Adjusted Working Capital of the Transferred Assets and Assumed Liabilities, Deloitte shall consult with E&Y with respect to the treatment of vacation accruals on the WF Closing

Balance Sheet and shall make such adjustments with respect to such accruals as shall be reasonably recommended by E&Y in accordance with GAAP; provided,
                                                                --------
further, that to the extent the WF Closing Balance Sheet is required to reflect
-------
an additional amount to be booked for purposes of vacation accruals, the WF Base Amount shall be reduced by such additional accrual amount. The Closing Balance Sheets shall be prepared in accordance with GAAP consistent with the accounting policies and practices for Borg-Warner and Wells Fargo used in connection with preparation of the WF Financial Statements, on the one hand, and for Loomis used in connection with preparation of the Loomis Financial Statements, on the other hand, except as may be required pursuant to this Section 3.1(a). Each of the Closing Balance Sheets (x) shall be prepared without regard to any effects from the closing of the transactions contemplated hereby or any financing relating thereto and (y) shall reflect all proposed audit adjustments determined by Deloitte or E&Y, as the case may be, to be necessary in order to reflect the respective Closing Balance Sheets in accordance with GAAP on a basis consistent with such accounting policies and practices. Notwithstanding the foregoing, an adjustment shall be made to the Loomis Closing Balance Sheet and the WF Closing Balance Sheet, as the case may be, if the net amount of passed audit adjustments in connection with the preparation of such balance sheet is greater than $1,000,000; provided, however, that the amount of any such adjustment shall be
            --------  -------
equal only to the extent of any excess over $1,000,000; provided further that,
                                                        -------- -------
for purposes hereof, in the case of the WF Closing Balance Sheet, the net amount of such passed audit adjustments shall exclude (i) any such adjustment for the reserve for the collection of doubtful accounts receivable unless such adjustment for the reserve for collection of doubtful accounts receivable exceeds $500,000 and then only to the extent of such excess and (ii) except as recommended by E&Y pursuant to the first sentence of this Section 3.1(a), any adjustment with respect to vacation accruals.

          (b) If the Adjusted Working Capital of the Transferred Assets and Assumed Liabilities as set forth in the Deloitte certificate delivered pursuant to Section 3.1(a)(i) is less than $20,200,000 (the "WF Base Amount"), Borg-
                                                    --------------
Warner on behalf of Wells Fargo shall promptly pay to Newco an amount equal to such deficit. If the Adjusted Working Capital of Loomis as set forth in the E&Y certificate delivered pursuant to Section 3.1(a)(ii) is less than negative $3,400,000, the Loomis Indemnity Trust shall promptly pay to Newco an amount equal to such deficit. Any payment required to be made pursuant to this Article III shall be payable in cash by wire transfer of immediately available funds to an account designated in writing by Newco and shall bear interest from the Closing Date to but not including the date of such payment at a rate per annum equal to 5%. Any payment pursuant to this Article III shall be treated for all purposes as an adjustment to the consideration received by Wells Fargo or by the Loomis Stockholders Trust in connection with the recipient's original contribution pursuant to Article I or Article II hereof, as the case may be.

          (c) As used in this Agreement, "Adjusted Working Capital" means, as of
                                          ------------------------
the Closing Date prior to the consummation of the transactions contemplated hereby, and in each case as derived from the respective Closing Balance Sheets,
(i) in the case of Loomis, an amount equal to current assets (excluding the deferred taxes associated with the net operating losses of Loomis and its Subsidiaries) minus cash and cash equivalents (including, without limitation, an
              -----
amount equal to amounts held in lock-box accounts for the benefit of Loomis Armored) minus accounts receivable due from Affiliates (other than employees)
         -----
minus current liabilities (net of the current portion of Loomis Closing
-----
Liabilities and current reserve and other liabilities in respect of the Loomis Casualty and Employee Claims), and (ii) in the case of the Transferred Assets and Assumed Liabilities, an amount equal to current Transferred Assets minus
                                                                       -----
accounts receivable due from Affiliates (other than employees) that are included in Transferred Assets minus the current portion of Assumed Liabilities.
                      -----


                                   ARTICLE IV

                              REPRESENTATIONS AND
                   WARRANTIES OF BORG-WARNER AND WELLS FARGO
                   -----------------------------------------

     Each of Borg-Warner and Wells Fargo, jointly and severally, represents and warrants to each of the Loomis Stockholders Trust, Newco, Loomis and Loomis Armored as set forth below.

     SECTION 4.1.  Organization and Qualification.  Except as set forth in
                   ------------------------------
Section 4.1 of the Disclosure Schedule, each of Borg-Warner, Wells Fargo and the Subsidiaries of Wells Fargo is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Wells Fargo and its Subsidiaries has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and, except as would not, individually or in the aggregate, have a Material Adverse Effect on Wells Fargo is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. Borg-Warner has delivered to the Loomis Stockholders Trust complete and correct copies of the Certificate or Articles of Incorporation and Bylaws (or similar organizational documents) of each of Borg-Warner, Wells Fargo and the Subsidiaries of Wells Fargo.

     SECTION 4.2.  Authorization.  Each of Borg-Warner and Wells Fargo has full
                   -------------
corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Borg-Warner and Wells Fargo, the performance by each of Borg-Warner and Wells Fargo of its obligations hereunder, and the consummation by it of the transactions contemplated hereby, have been duly authorized, as applicable, by the respective Boards of Directors thereof and by Borg-Warner as the sole stockholder of Wells Fargo. No other corporate action on the part of Borg-Warner or Wells Fargo is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Borg-Warner and Wells Fargo and constitutes a valid and binding obligation of each of Borg-Warner and Wells Fargo, enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 4.3.  No Violation.  Except as set forth in Section 4.3 of the
                   ------------
Disclosure Schedule, and (with respect to clauses (b) and (c) only) except for such matters that would not, individually or in the aggregate, have a Material Adverse Effect on Wells Fargo, neither the execution and delivery of this Agreement by Borg-Warner or Wells Fargo, the performance by Borg-Warner or Wells Fargo of its obligations hereunder nor the consummation by Borg-Warner or Wells Fargo of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws of any of Borg-Warner or Wells Fargo or any Subsidiary of Wells Fargo, (b) violate, conflict with or result in a breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require the consent of any other party under, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of Wells Fargo or any of its Subsidiaries or otherwise) any obligation under, or result in the loss of any benefit under, or give rise to the creation of any Lien upon any of the properties or assets of Wells Fargo or any Subsidiary of Wells Fargo under, any of the terms, conditions or provisions of any Contract or obligation to which Borg-Warner, Wells Fargo or any Subsidiary of Wells Fargo is a party or by which any of them are bound or affected or by which any of the properties or assets of Wells Fargo or any Subsidiary of Wells Fargo may be bound or affected, or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court, governmental authority or stock exchange applicable to Borg-Warner or Wells Fargo or any Subsidiary of Wells Fargo or any of the respective properties or assets of Wells Fargo or any Subsidiary of Wells Fargo.

     SECTION 4.4.  Subsidiaries and Equity Investments.
                   -----------------------------------

          (a) Section 4.4 of the Disclosure Schedule sets forth (i) the name of each direct or indirect Subsidiary of Wells Fargo; (ii) the name of each corporation, partnership, joint venture or other entity in which Wells Fargo or any of its Subsidiaries has, or pursuant to any agreement has the right to acquire at any time by any means, a material equity interest or investment;
(iii) in the case of each of the Subsidiaries of Wells Fargo and such other entities described in the foregoing clauses (i) and (ii) that is a corporation,
(A) the jurisdiction of incorporation, (B) the capitalization thereof and (C) the percentage of each class of voting stock or other equity security owned on a fully-diluted basis by Wells Fargo or any of its Subsidiaries on the date hereof; and (iv) in the case of each of such unincorporated entities, the equivalent of the information provided pursuant to the preceding clause (iii) with regard to corporate entities.

          (b) All of the outstanding shares of capital stock of each direct or indirect Subsidiary of Wells Fargo have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights and (except as specified in Section 4.4 of the Disclosure Schedule) are owned of record and beneficially, directly or indirectly, by Wells Fargo or its Subsidiaries specified in Section 4.4 of the Disclosure Schedule, free and clear of any Liens. There is no other security outstanding that has presently, or upon the occurrence of any event would have, the right to vote with Wells Fargo as the holder of the voting stock of such Subsidiaries on any matter.

          (c) There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating any of the direct or indirect Subsidiaries of Wells Fargo to issue any additional shares of capital stock of such Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock. There are no outstanding rights allowing any Person to otherwise participate in the equity of any Subsidiary of Wells Fargo.

     SECTION 4.5.  Consents and Approvals.  Except (a) as set forth in Section
                   ----------------------
4.5 of the Disclosure Schedule, (b) for any consents and approvals of or filings or registrations with the Antitrust Division of United States Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") pursuant to the
              ---                                          ---
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                       ---
Act"), and (c) for such filings, notices, registration, permits, authorizations,
---
consents or other approvals which the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on Wells Fargo, no filing or registration with, no notice to and no permit, authorization, consent or approval of any governmental authority, stock exchange or other third Person is necessary for the execution and delivery of this Agreement by Borg-Warner and/or Wells Fargo or for the consummation by Borg-Warner and/or Wells Fargo of the transactions contemplated by this Agreement.

     SECTION 4.6.  Financial Statements.  Borg-Warner has delivered to Loomis
                   --------------------
(a) copies of the audited consolidated balance sheets of Wells Fargo as of December 31, 1994 and December 31, 1995 (the "WF Year End Balance Sheets"),
                                              --------------------------
together with the related audited consolidated statements of income, stockholder's equity and cash flows for the fiscal years ended on such dates, and the notes thereto, accompanied by the reports thereon of the applicable firm of independent public accountants, and (b) copies of the unaudited consolidated balance sheet of Wells Fargo as of September 30, 1996 (the "WF Interim Balance
                                                            ------------------
Sheet"), together with the related unaudited consolidated statements of income,
-----
stockholder's equity and cash flows for the nine-month period ended on September 30, 1996 (collectively, the "WF Interim Financial Statements") (such audited and
                             -------------------------------
unaudited financial statements being hereinafter referred to as the "WF
                                                                     --
Financial Statements").  The WF Financial Statements, including the notes
--------------------
thereto, (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods covered
                                           ----
thereby, except as otherwise disclosed in Section 4.6 of the Disclosure Schedule and (ii) present fairly in all material respects the consolidated financial position, results of operations and cash flows of Wells Fargo and its Subsidiaries as of such dates and for the periods then ended (subject, in the case of the unaudited WF Financial Statements, to normal year-end audit adjustments consistent with prior periods that would not be material, individually or in the aggregate). The accounts receivable shown on the WF Year End Balance Sheets and the WF Interim Balance Sheet arose out of transactions in the ordinary course of business of Wells Fargo and its consolidated Subsidiaries.

     SECTION 4.7.  Absence of Undisclosed Liabilities.  Except for matters
                   ----------------------------------
relating to the transactions contemplated by the Agreement, there are no liabilities or financial obligations of Wells Fargo or any of its Subsidiaries of any kind whatsoever (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that will be assumed by Newco at Closing that are material individually or in the aggregate to the business of Wells Fargo and its Subsidiaries that are required to be reflected on, or disclosed in the notes to, a balance sheet prepared in accordance with GAAP, other than liabilities and obligations: (a) provided for or reserved against in the WF Financial Statements, (b) arising after September 30, 1996 in the ordinary course of business consistent with past experience, or (c) disclosed in Section 4.7 of the Disclosure Schedule. The provisions of this Section do not apply to any liabilities or financial obligations for or relating to Taxes or arising under or relating to any Environmental Law, which are covered elsewhere in this Agreement.

     SECTION 4.8.  Absence of Certain Changes.  Except as disclosed in Section
                   --------------------------
4.8 of the Disclosure Schedule, and except for matters contemplated by this Agreement (including, without limitation, Section 8.1) or relating to the transactions contemplated hereby, since September 30, 1996, each of Wells Fargo and its Subsidiaries has conducted its respective business in the ordinary course and since September 30, 1996 there has not occurred (a) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Wells Fargo or any of its Subsidiaries, (b) any forgiveness, cancellation or waiver by any of Wells Fargo or any of its Subsidiaries of debts owed to Wells Fargo or any of its Subsidiaries or claims or rights of Wells Fargo or any of its Subsidiaries against others, or any discharge by Wells Fargo or any of its Subsidiaries of any Lien against assets of others or any payment by Wells Fargo or any of its Subsidiaries of any liability or obligation owed to others, other than, as relates to all of the foregoing, in the ordinary course of business consistent with past practices,
(c) any material change in the credit practices of Wells Fargo or any of its Subsidiaries, (d) (i) any increase in the rate or terms of compensation (including termination and severance pay) payable or to become payable by Wells Fargo or its Subsidiaries to any of their respective directors, officers or employees, or any increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, program or arrangement made to, for or with any such directors, officers or employees, except, in each case, increases occurring in the ordinary course of business consistent with past practices or as required by applicable law or agreements existing on the date hereof, or (ii) any entry by Wells Fargo or any of its Subsidiaries into any employment, severance or termination agreement with any such person other than in the ordinary course of business consistent with past practices, (e) any entry into any agreement relating to the borrowing of money or any material agreement, commitment or transaction by Wells Fargo or any of its Subsidiaries, except any such agreements, commitments or transactions entered into in the ordinary course of business consistent with past practices, (f) any damage, destruction or theft or other casualty loss to the properties or assets owned or leased by Wells Fargo or any of its Subsidiaries (other than Excluded Assets), or to property of others in the custody of Wells Fargo or any of its Subsidiaries, whether or not insured, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Wells Fargo, (g) any material change by Wells Fargo or any of its Subsidiaries in their financial or tax accounting principles or methods, except insofar as may be required by a change in GAAP, applicable law or circumstances which did not exist as of the date of the respective WF Financial Statements, (h) any change made or authorized in the Certificate or Articles of Incorporation or Bylaws of Wells Fargo or any of its Subsidiaries,
(i) any purchase, redemption, issue, sale or other acquisition or disposition by Wells Fargo or any of its Subsidiaries of any shares of capital stock or other equity securities of any of its Subsidiaries, or the grant of any options, warrants or other rights to purchase, or convert or exchange any obligation into, shares of capital stock or any evidence of indebtedness or other securities of any of its Subsidiaries, (j) any sale, lease, license, encumbrance or disposition by Wells Fargo or any of its Subsidiaries of any of their material assets which is not in the ordinary course of business, (k) any intercompany loan, advance or material acquisition by Wells Fargo or any of its Subsidiaries, taken as a whole, (l) any cash payment by Wells Fargo or any of its Subsidiaries to Borg-Warner or its Affiliates except in the ordinary course of business consistent with past practice, (m) any transfer of assets (other than cash or Excluded Assets) by Wells Fargo or any of its Subsidiaries to Borg-Warner or its Affiliates, except for amounts not to exceed $100,000 in the aggregate transferred at fair market value, or (n) an event or condition that has had or would reasonably be expected to result in a Material Adverse Effect on Wells Fargo.

     SECTION 4.9.  Litigation.
                   ----------

          (a) Except as set forth in Section 4.9 of the Disclosure Schedule, as of the date hereof, there is no action, suit, judicial or administrative proceeding, arbitration or investigation (collectively, "Litigation") pending
                                                         ----------
or, to the knowledge of Borg-Warner or Wells Fargo, threatened against or affecting Wells Fargo or its Subsidiaries or any of their respective properties, assets or rights before any court, arbitrator or administrative or governmental body as of the date hereof where alleged damages are either unspecified or in excess of $50,000, individually or in the aggregate, nor is there any judgment, decree, injunction, or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Wells Fargo or any of its Subsidiaries or against Borg-Warner affecting Wells Fargo or any Subsidiary of Wells Fargo that would reasonably be expected to have a Material Adverse Effect on Wells Fargo.

          (b) As of the Closing, except as set forth in Section 4.9 of the Disclosure Schedule, there will be no Litigation pending or, to the knowledge of Borg-Warner or Wells Fargo threatened against or affecting Wells Fargo or any Subsidiary of Wells Fargo that would reasonably be expected to have a Material Adverse Effect on Wells Fargo.

          (c) The provisions of this Section 4.9 do not apply to any Litigation arising out of or relating to Taxes or under any Environmental Law, which are covered elsewhere in this Agreement.

     SECTION 4.10.  Liens and Encumbrances.  All of the Transferred Assets are
                    ----------------------
free and clear of all title defects, liens, pledges, claims, security interests, restrictions, mortgages, tenancies and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens, options or encumbrances of any kind (collectively, "Liens") except (a) Liens disclosed in Section 4.10 of the
                -----
Disclosure Schedule, (b) statutory Liens in respect of obligations not yet delinquent or the validity of which is being contested in good faith by appropriate actions, (c) Liens for taxes not yet delinquent or the validity of which is being contested in good faith by appropriate actions, (d) Liens reflected in the WF

Financial Statements (which have not been discharged) and (e) Liens which in the aggregate do not materially detract from the value of, or materially impair the continued use by Wells Fargo and its Subsidiaries in the normal conduct of their business of, the Transferred Assets, taken as a whole (the items referred to in
(a) through (e) of this Section 4.10 being hereinafter referred to collectively as "Permitted Liens"). Except as set forth on Section 4.10 of the Disclosure
    ---------------
Schedule, all of the material property, plant and equipment of Wells Fargo and its Subsidiaries, taken as a whole, used from time to time in the operation of its business is owned or leased by them, as the case may be, and is in satisfactory condition to conduct the business of Wells Fargo and its Subsidiaries as presently conducted.

     SECTION 4.11.  Certain Agreements.  Except as disclosed in Section 4.11 of
                    ------------------
the Disclosure Schedule, neither Wells Fargo nor any of its Subsidiaries is a party to any agreement, plan or arrangement with any officer, director or employee of Wells Fargo or any of its Subsidiaries (a) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement, (b) providing benefits after the termination of employment regardless of the reason for such termination of employment, other than benefits generally applicable to Wells Fargo's or any Subsidiary's salaried or hourly employees, (c) under which any person may receive payments subject to the tax imposed by Section 4999 of the Code, or (d) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as disclosed in Section 4.11 of the Disclosure Schedule, neither Wells Fargo nor any of its Subsidiaries is a party to any (i) Contract relating to or granting a Lien on the Transferred Assets securing the borrowing of money or the guarantee of any obligation for the borrowing of money, (ii) Contract or other document that substantially limits the freedom of Wells Fargo or any of its Subsidiaries to compete in any line of business or with any Person or in any area or which would so limit the freedom of Newco or any of its Subsidiaries to so compete after the Closing, (iii) Contract relating to the acquisition or disposition of any business by Wells Fargo or any of its Subsidiaries that will be assumed by Newco at the Closing, (iv) Contract with Borg-Warner or any of its other Affiliates that will be assumed by Newco at the Closing or (v) other Contract that is material to Wells Fargo and its Subsidiaries, taken as a whole. Except as set forth in Section 4.11 of the Disclosure Schedule and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Wells Fargo, each Contract described in Section 4.11 of the Disclosure Schedule, or required to be so described, is a valid and binding obligation of the parties thereto and is in full force and effect without amendment and neither Wells Fargo nor any of its Subsidiaries nor, to the knowledge of Wells Fargo, any other party thereto is (or with the giving of notice or lapse of time or both would be) in breach or default under any such Contract.

     SECTION 4.12.  Employee Benefit Plans.
                    ----------------------

          (a) Section 4.12(a) of the Disclosure Schedule sets forth a true and complete list of each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, medical, life insurance, supplemental unemployment benefits, profit-sharing, tuition assistance, leave of absence, vacation or retirement plan, program, agreement or arrangement, and each other material "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is maintained or
                                          -----
contributed to by Wells Fargo or any of its Subsidiaries ("WF Employee Benefit
                                                           -------------------
Plans") as of the date of this Agreement.  A true and complete copy of each WF
-----
Employee Benefit Plan has been delivered or made available to Loomis.

          (b) Except as set forth in Section 4.12(b) of the Disclosure Schedule and except for such matters as would not reasonably be expected to have a Material Adverse Effect on Wells Fargo, neither Wells Fargo nor any of its Subsidiaries maintains or contributes to, or on or after the date which is six years prior to the date of this Agreement (the "6-Year Look Back Date") has
                                                ---------------------
maintained or contributed to, any "multiemployer plan," as such term is defined in Section 3(37) or Section 4001(a)(3) of ERISA, or any single-employer defined benefit plans covered by Title IV of ERISA. Except as set forth in Section 4.12 of the Disclosure Schedule, each WF Employee Benefit Plan which is intended to be qualified under Section 401(a) and, if applicable, Section 401(k) of the Code, is so qualified, and to the knowledge of Borg-Warner or Wells Fargo, no event or condition has occurred which would cause any such plan to lose such qualified status.

          (c) Except as disclosed in Section 4.12(c) of the Disclosure Schedule and except for such matters as would not reasonably be expected to have a Material Adverse Effect on Wells Fargo, (i) no action, suit, inquiry, judicial or administrative proceeding, arbitration or investigation relating to any WF Employee Benefit Plan (other than claims for benefits for which the plan administrative procedures have not been exhausted and "qualified domestic relations orders" as defined in Section 414(p) of the Code) is pending or, to the knowledge of Borg-Warner or Wells Fargo, threatened against Wells Fargo, any of its Subsidiaries or any WF Employee Benefit Plan before any court, arbitrator or administrative or governmental body, (ii) neither Wells Fargo nor any of its Subsidiaries has failed to make contributions to any WF Employee Benefit Plan that are required to be made on or after January 1, 1994 under the terms of such WF Employee Benefit Plans or under applicable law and (iii) each of the WF Employee Benefit Plans has been maintained and administered in all material respects in compliance with all applicable laws and the terms of such WF Employee Benefit Plans.

     SECTION 4.13.  Taxes.  (a)  Except as disclosed in Section 4.13 of the
                    -----
Disclosure Schedule and except for such matters as would not reasonably be expected to have a Material Adverse Effect on Wells Fargo:

               (i) All Tax Returns required to be filed by or with respect to Wells Fargo or any of its Subsidiaries have been duly and timely filed, and all such Tax Returns are true, correct and complete in all material respects. None of Wells Fargo or any of its Subsidiaries has requested any extension of time within which to file any federal income or other material Tax Return that has not yet been filed. Each of Wells Fargo and its respective Subsidiaries has duly and timely paid (or there has been paid on its behalf) all Taxes that are due from or with respect to it. Each of Wells Fargo and its Subsidiaries has made (or there has been made on its behalf) all required estimated Tax payments sufficient to avoid any underpayment penalties. Each of Wells Fargo and its Subsidiaries has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, stockholder, creditor, independent contractor or other third Person. All federal income Tax Returns filed with respect to Tax periods of Wells Fargo or any of its Subsidiaries through the Tax period ending December 31, 1991 have been examined and closed or are Tax Returns with respect to which the applicable statute of limitations for the assessment of federal income Taxes, after giving effect to any extension or waiver, has expired.

               (ii) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to Wells Fargo or any of its Subsidiaries for any taxable period, and no power of attorney granted by or with respect to Wells Fargo or any of its Subsidiaries relating to Taxes is currently in force. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to Wells Fargo or any of its Subsidiaries. No audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending or, to the knowledge of Wells Fargo, threatened in regard to any Taxes due from or with respect to Wells Fargo or any of its Subsidiaries or any Tax Return filed by or with respect to Wells Fargo or any of its Subsidiaries. No written assessment of Taxes is proposed against Wells Fargo or any of its Subsidiaries or against any assets of Wells Fargo or its Subsidiaries. There are no requests for rulings or determinations by a Tax authority pending with respect to any Taxes of Wells Fargo or any of its Subsidiaries.

               (iii) No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to Wells Fargo or any of its Subsidiaries or against any assets of Wells Fargo or its Subsidiaries. Neither Wells Fargo nor any of its Subsidiaries has agreed (and no agreement has been made on any of their behalf) to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of Wells Fargo. None of the assets of Wells Fargo or any of its Subsidiaries is or will be required to be treated as being owned by any Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986.

          (b) None of Wells Fargo or Wells Fargo's Subsidiaries is a party to, is bound by, and has any obligation under, any Tax sharing agreement, Tax allocation agreement or similar contract.

     SECTION 4.14.  Compliance with Applicable Law.  Except as set forth in
                    ------------------------------
Section 4.14 of the Disclosure Schedule and except as would not, individually or in the aggregate, have a Material Adverse Effect on Wells Fargo, each of Wells Fargo and its Subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business (collectively, "Permits"), and the business of each of Wells Fargo and its Subsidiaries is not
--------
being conducted in violation of any provision of any Federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, Permit or other governmental authorization or approval applicable to any of them. The provisions of this Section do not apply to Environmental Laws, or matters relating to Taxes, which are covered elsewhere in this Agreement.

     SECTION 4.15.  Brokers' Fees and Commissions.  None of Borg-Warner, Wells
                    -----------------------------
Fargo or any Subsidiary of Wells Fargo, nor any Person acting on behalf of any of them, has agreed to pay or is liable with respect to any commission, finder's fee or similar payment to any Person in connection with the transactions contemplated hereby which payment or liability will become an obligation of Newco at or after the Closing.

     SECTION 4.16.  Proprietary Rights.  Section 4.16 of the Disclosure Schedule
                    ------------------
contains an accurate and complete list of all software licenses and know-how licenses, trade names, trademarks, registered copyrights, service marks, trademark registrations and applications or service mark registrations and applications ("Intellectual Property") owned or used by any of Wells Fargo or
               ---------------------
any of its Subsidiaries in the operation of its businesses that are material to Wells Fargo and its Subsidiaries, taken as a whole (collectively, the "WF
                                                                       --

Intellectual Property").  Except as set forth in Section 4.16 of the Disclosure
---------------------
Schedule, each of Wells Fargo and its Subsidiaries owns the entire right, title and interest in and to the WF Intellectual Property, trade secrets and other confidential proprietary information used in and material to the operation of its business (including, without limitation, the right to use and license the same) that are part of the Transferred Assets. Section 4.16 of the Disclosure Schedule lists all notices or claims currently pending or received by Wells Fargo or any of its Subsidiaries which claim infringement of any Intellectual Property by Wells Fargo or any of its Subsidiaries. Except as set forth in
Section 4.16 of the Disclosure Schedule, to the knowledge of Borg-Warner or Wells Fargo, neither Wells Fargo nor any of its Subsidiaries infringes or has misappropriated any Intellectual Property of another Person or has misappropriated any trade secrets or other confidential proprietary information. Except as set forth in Section 4.16 of the Disclosure Schedule, all registrations and certificates issued by any governmental authority relating to any of the WF Intellectual Property and all licenses and other agreements pursuant to which Wells Fargo or any of its Subsidiaries use any of the WF Intellectual Property, are valid and subsisting, have been properly maintained and none of Wells Fargo, its Subsidiaries or, to the knowledge of Borg-Warner or Wells Fargo, any other Person is in default or violation in any material respect thereunder.

     SECTION 4.17.  Labor Relations.  (a)  Section 4.17 of the Disclosure
                    ---------------
Schedule sets forth an accurate and complete list as of the date hereof of all written agreements with officers, directors and employees of Wells Fargo and its Subsidiaries regarding services to be rendered, including collective bargaining agreements. Except as listed or described on Section 4.17 of the Disclosure Schedule, as of the date hereof, (i) each of Wells Fargo and its Subsidiaries
(A) is, and has been for the past year, in material compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages and hours, and plant closing, occupational safety and health and workers' compensation and is not engaged in any material unfair labor practices, (B) has no, and has not had in the past year any, material unfair labor practice charges or complaints pending or, to the knowledge of Borg-Warner or Wells Fargo, threatened against any of them before the National Labor Relations Board, (C) has no, and has not had in the past year any, material grievances pending or, to the knowledge Borg-Warner or Wells Fargo, threatened against them and (D) has no, and has not had in the past year any, material charges pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices (the items referred to in clauses (A) through (D), collectively, the "WF Labor Matters"), (ii) there is no material labor strike,
                   ----------------
slowdown, work stoppage or lockout actually pending or, to the knowledge of Borg-Warner or Wells Fargo, threatened against or affecting Wells Fargo or any of its Subsidiaries, and (iii) to the knowledge of Borg-Warner or Wells Fargo, no material union organizational campaign or representation petition is currently pending with respect to the employees of Wells Fargo or any of its Subsidiaries.

          (b) As of the Closing Date, except as set forth in Section 4.17 of the Disclosure Schedule and except for such matters that would not reasonably be expected to have a Material Adverse Effect on Wells Fargo, (i) there will be no WF Labor Matters pending or, to the knowledge of Borg-Warner or Wells Fargo, threatened against or affecting Wells Fargo or any Subsidiary of Wells Fargo,
(ii) except as a result of the nonassumption by Newco of the collective bargaining agreements of Wells Fargo or actions taken by Newco after the date hereof and relating to such collective bargaining agreements, there will be no labor strike, slowdown, work stoppage or lockout pending or, to the knowledge of Borg-Warner or Wells Fargo, threatened against or affecting Wells Fargo or any of its Subsidiaries and (iii) to the knowledge of Borg-Warner or Wells Fargo, no union organizational campaign or representation petition will be pending with respect to the employees of Wells Fargo or any of its Subsidiaries.

     SECTION 4.18.  Real Estate.  Except as set forth in Section 4.18 of the
                    -----------
Disclosure Schedule, each of Wells Fargo and its Subsidiaries has good and marketable title in fee simple to all real properties owned by it and good and transferable leaseholds in all real estate leased by it under valid and enforceable leases. Section 4.18 of the Disclosure Schedule lists (i) the street address of each parcel of real property owned by each of Wells Fargo and its Subsidiaries (the "WF Owned Real Property"), and (ii) the street address of
                       ----------------------
each parcel of real property leased or licensed by each of Wells Fargo and its Subsidiaries.

     SECTION 4.19.  Personal Property.  Except as set forth in Section 4.19 of
                    -----------------
the Disclosure Schedule, Wells Fargo and its Subsidiaries have good title to all the machinery, equipment, furniture, fixtures, inventory, receivables and other tangible or intangible personal property reflected on the WF Interim Balance Sheet and all such property acquired since the date thereof, except for sales and other dispositions made in the ordinary course of business consistent with past practices since such date. Except for the Excluded Assets and except as set forth in Section 4.19 of the Disclosure Schedule, the Transferred Assets constitute all assets and rights necessary to operate the consolidated business currently conducted by Wells Fargo.

     SECTION 4.20.  Environmental Matters.
                    ---------------------

          (a) Section 4.20(a) of the Disclosure Schedule contains a true and complete list to the knowledge of Borg-Warner and Wells Fargo, of (i) all Environmental Claims and accrued and unpaid Environmental Costs and Liabilities as of the date of this Agreement (collectively, "Known Environmental
                                                 -------------------
Conditions"), and (ii) the street address and description of each parcel of WF Owned Property and any parcel of real property leased, licensed or otherwise used by Wells Fargo or its Subsidiaries that have USTs on such property, which are under the ownership, operation or control of Wells Fargo or its Subsidiaries or which have had USTs that have been removed or closed and at which Wells Fargo has not yet obtained UST Closure (collectively, the "Wells Fargo Sites").
                                             -----------------

          (b) Except as set forth in Section 4.20(b) of the Disclosure Schedule and except as would not reasonably be expected to result in a Material Adverse Effect on Wells Fargo:

               (i) the operations of Wells Fargo and its Subsidiaries have been and are in material compliance with all applicable Environmental Laws;

               (ii) (x) each of Wells Fargo and its Subsidiaries has obtained and currently maintains all Environmental Permits necessary for its operations and has been and is in material compliance with such Environmental Permits, (y) there are no Legal Proceedings pending or, to the knowledge of Borg-Warner or Wells Fargo, threatened to revoke such Environmental Permits, and (z) none of Wells Fargo or its Subsidiaries has received any notice from any governmental authority or written notice from any Person to the effect that there is lacking any Environmental Permit required for the current use or operation of any property owned, operated or leased by Wells Fargo or any of its Subsidiaries;

               (iii) there are no Legal Proceedings or investigations pending or, to the knowledge of Borg-Warner or Wells Fargo, threatened against Wells Fargo or any of its Subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law or Environmental Permit;

               (iv) none of Wells Fargo, its Subsidiaries or, to the knowledge of Borg-Warner or Wells Fargo, any predecessor of any of Wells Fargo or its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of or reporting a Release or threatened Release of any Hazardous Material;

               (v) none of Wells Fargo or its Subsidiaries or any of their current or, to the knowledge of Borg-Warner or Wells Fargo, past facilities and operations are subject to any outstanding written Order or Contract with any governmental authority or other Person respecting (w) Environmental Laws, (x) Remedial Action, (y) any Environmental Claim or (z) the Release or threatened Release of any Hazardous Material;

               (vi) none of the real property currently or, to the knowledge of Borg-Warner or Wells Fargo, formerly owned, operated or leased by Wells Fargo or any of its Subsidiaries has been or is contaminated by or from any Hazardous Materials in quantities or at levels that would require remediation by Wells Fargo or its Subsidiaries under Environmental Laws;

               (vii) none of the operations of Wells Fargo, its Subsidiaries, or any predecessor of any of Wells Fargo or its Subsidiaries, or, to the knowledge of Borg-Warner or Wells Fargo, of any owner of premises currently leased or operated by any of Wells Fargo or its Subsidiaries involves or previously involved the treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent;

               (viii) there is not now, nor (to the knowledge of Borg-Warner or Wells Fargo for all periods prior to their ownership, lease or operation of such real property) has there been in the past, on, in or under any real property currently or, to the knowledge of Borg-Warner and Wells Fargo, formerly owned, leased or operated by Wells Fargo, its Subsidiaries or any of their predecessors (i) any USTs, above-ground storage tanks, dikes or impoundments containing Hazardous Materials, (ii) any asbestos-containing materials, (iii) any polychlorinated biphenyls or (iv) any radioactive substances, in each case the presence of which would reasonably be expected to result in Wells Fargo and its Subsidiaries incurring material Environmental Costs and Liabilities;

               (ix) to the knowledge of Borg-Warner and Wells Fargo, no facts or circumstances exist which would reasonably be expected to result in Wells Fargo and its Subsidiaries incurring material Environmental Costs and Liabilities;

               (x) neither the operations of Wells Fargo nor its Subsidiaries nor any real property owned, operated or leased by Wells Fargo or its Subsidiaries is of a nature or type that, as a result of the transaction contemplated hereunder, trigger any environmental property transfer law, including but not limited to The Connecticut Transfer Act, Con. Gen. Stat. Ann. (S) 22a-134(b), the Illinois Responsible Property Transfer Act, Pub. Act 85-1228, the Indiana Responsible Property Transfer Law, or the New Jersey Industrial Site Recovery Act, 1993 N.J. Laws 139; and

               (xi) Borg-Warner and Wells Fargo have delivered to Loomis copies of all environmental investigations, studies, audits, tests, reviews and other analyses, including soil and groundwater analysis, conducted by or on behalf of, or that are in the possession, custody or control of Borg-Warner or Wells Fargo and its Subsidiaries, in relation to any site or facility owned, operated or leased, at any time, by Wells Fargo or any of its Subsidiaries or any of their respective predecessors or a site at which Wells Fargo or its Subsidiaries may have disposed of or arranged for the disposal of Hazardous Materials.

     SECTION 4.21.  Certain Business Practices and Regulations.  To the
                    ------------------------------------------
knowledge of Borg-Warner and Wells Fargo, as of the date hereof, none of Wells Fargo, its Subsidiaries or any director, officer, agent or employee of any of Wells Fargo or its Subsidiaries has (a) used any corporate funds for contributions, gifts, entertainment or other expenses relating to political activity in material violation of any Law, or (b) made any payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds in material violation of any Law or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

     SECTION 4.22.  Related Party Transactions.  Except as disclosed in Section
                    --------------------------
4.22 of the Disclosure Schedule, since January 1, 1995, there have been no material transactions between Wells Fargo or any of its Subsidiaries on the one hand, and (a) any officer or director of Borg-Warner, Wells Fargo or any of their Subsidiaries, (b) to the knowledge of Wells Fargo or Borg-Warner, any record or beneficial owner of five percent or more of the voting securities of Borg-Warner, or (c) to the knowledge of Wells Fargo or Borg-Warner, any Affiliate of any such officer, director or 5% beneficial owner, on the other hand, other than in the ordinary course of business on an arm's length basis.

     SECTION 4.23.  Investment Intent.
                    -----------------

          (a) The Newco Common Stock is being acquired by Wells Fargo solely for its own account, for investment, and not with a view to any distribution thereof in violation of the Securities Act or the applicable securities laws of any state.

          (b) Each of Borg-Warner and Wells Fargo understands that the Newco Common Stock has not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

     SECTION 4.24.  Continued Stock Ownership.  Neither Wells Fargo nor Borg-
                    -------------------------
Warner has any plan or intention, and neither Wells Fargo nor Borg-Warner is subject to any obligation or commitment, to sell, exchange or otherwise dispose of, reduce the risk of loss by short sale or otherwise, or consent to the sale, exchange or other disposition of any interest in the Newco Common Stock. Borg-Warner has no plan or intention, and is not subject to any obligation or commitment, to dissolve, liquidate, merge, or consolidate Wells Fargo, or to cause Wells Fargo to sell, exchange or otherwise dispose of, reduce the risk of loss by short sale or otherwise or consent to the sale, exchange or other disposition of any interest in the Newco Common Stock. Neither Wells Fargo nor Borg-Warner has any plan or intention to take any action following the Closing that would prevent Section 351 of the Code from applying to the exchanges required by Articles I and II of this Agreement.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                         OF LOOMIS AND LOOMIS ARMORED
                        ------------------------------

          Each of Loomis and Loomis Armored, jointly and severally, represents and warrants to each of Borg-Warner, Wells Fargo and Newco as set forth below.

     SECTION 5.1.  Organization and Qualification.  Each of Loomis and its
                   ------------------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Loomis and its Subsidiaries has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and, except as would not, individually or in the aggregate, have a Material Adverse Effect on Loomis, is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. Loomis has delivered to Borg-Warner complete and correct copies of the Certificate or Articles of Incorporation and Bylaws of each of Loomis and its Subsidiaries.

     SECTION 5.2.  Authorization.  Each of Loomis and Loomis Armored has full
                   -------------
corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Loomis and Loomis Armored, the performance by each of Loomis and Loomis Armored of its obligations hereunder, and the consummation by it of the transactions contemplated hereby, have been duly authorized, as applicable, by the respective Boards of Directors thereof and the stockholders of Loomis. No other corporate action on the part of Loomis or Loomis Armored is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Loomis and Loomis Armored and constitutes a valid and binding obligation of each of Loomis and Loomis Armored, enforceable against them in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 5.3.  No Violation.  Except as set forth in Section 5.3 of the
                   ------------
Disclosure Schedule and (with respect to clauses (b) and (c) only) except for such matters that would not, individually or in the aggregate, have a Material Adverse Effect on Loomis, neither the execution and delivery of this Agreement by Loomis or Loomis Armored, the performance by Loomis or Loomis Armored of its obligations hereunder nor the consummation by Loomis or Loomis Armored of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws of Loomis or any of its Subsidiaries, (b) violate, conflict with or result in a breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of any of Loomis or any of its Subsidiaries or otherwise) any obligation under, or result in the loss of any benefit under, or give rise to the creation of any Lien upon any of the properties or assets of Loomis or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract or obligation to which Loomis or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court, governmental authority or stock exchange applicable to Loomis or any of its Subsidiaries or any of the respective properties or assets of Loomis or its Subsidiaries.

     SECTION 5.4.  Capitalization of Loomis and Loomis Armored.
                   -------------------------------------------

          (a) The authorized capital stock of Loomis consists of 10,000,000 shares of Loomis Common Stock, 2,000,000 shares of Class B Common Stock, par value $.01 per share, of Loomis (the "Loomis Class B Common Stock") and
                                      ---------------------------
5,000,000 shares of preferred stock, $0.01 par value per share, of which 4,000,000 shares have been designated as Series I Preferred Stock. As of the date of this Agreement, there are 1,500,000 shares of Loomis Common Stock, no shares of Loomis Class B Common Stock and 3,500,000 shares of Series I Preferred Stock issued and outstanding. All of the issued and outstanding shares of capital stock of Loomis have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. The issued and outstanding shares of Loomis Common Stock and Series I Preferred Stock are beneficially owned and owned of record by Persons set forth in Section 5.4 of the Disclosure Schedule, free and clear of any Liens. Other than the Series I Preferred Stock, there is no other outstanding security that has presently, or upon the occurrence of any event would have, the right to vote with the holders of Loomis Common Stock on any matter ("Loomis Voting Securities"). Except as set forth in Section 5.4 of
             ------------------------
the Disclosure Schedule, there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating Loomis to issue any additional shares of its capital stock or Loomis Voting Securities or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock or Loomis Voting Securities or to participate in the equity of Loomis nor are there any options, warrants, calls, other rights, agreements or commitments obligating any Stockholder to sell, transfer or otherwise convey any Loomis Common Stock to any other Person. Immediately prior to the Closing Date (assuming all of the options and warrants set forth on Section 5.4 of the Disclosure Schedule shall have been exercised), Loomis will have, in the aggregate, 2,658,970 shares of Loomis Common Stock issued and outstanding and held of record by the Loomis Stockholders Trust, and no shares of Class B Common Stock and 3,500,000 shares of Series I Preferred Stock will be issued and outstanding, all of which issued and outstanding capital stock will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights. Immediately prior to the Closing Date and following the transfer by the Stockholders of all outstanding shares of Loomis Common Stock to the Loomis Stockholders Trust and the cancellation of the Units under the MEGA Plan, there will be no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating Loomis to issue any additional shares of its capital stock or Loomis Voting Securities or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of Loomis Voting Securities or to participate in the equity of Loomis nor will there be any options, warrants, calls, other rights, agreements or commitments obligating the Loomis Stockholders Trust to sell, transfer or otherwise convey any Loomis Common Stock to any other Person.

          (b) The authorized capital stock of Loomis Armored consists of 50,000 shares of Common Stock, par value $10.00 per share ("Armored Common Stock"),
                                                     --------------------
46,769 shares of which are issued and outstanding and all of which have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. Except as set forth in Section 5.4(b) of the Disclosure Schedule, all of the outstanding shares of Armored Common Stock are beneficially owned and owned of record by Loomis, free and clear of any Liens. There is no other security outstanding that has presently, or upon the occurrence of any event would have, the right to vote with the holders of Armored Common Stock on any matter. There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating Loomis Armored to issue any additional shares of its capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock or to participate in the equity of Loomis Armored nor are there any options, warrants, calls, other rights, agreements or commitments obligating Loomis to sell, transfer or otherwise convey any Armored Common Stock to any other Person.

     SECTION 5.5.  Subsidiaries and Equity Investments.
                   -----------------------------------

          (a) Section 5.5 of the Disclosure Schedule sets forth (i) the name of each direct or indirect Subsidiary of Loomis; (ii) the name of each corporation, partnership, joint venture or other entity in which Loomis or any of its Subsidiaries has, or pursuant to any agreement has the right to acquire at any time by any means, a material equity interest or investment; (iii) in the case of each of the Subsidiaries of Loomis and such other entities described in the foregoing clauses (i) and (ii) that is a corporation, (A) the jurisdiction of incorporation, (B) the capitalization thereof and (C) the percentage of each class of voting stock or other equity security owned on a fully-diluted basis by Loomis or any of its Subsidiaries on the date hereof; and (iv) in the case of each of such unincorporated entities, the equivalent of the information provided pursuant to the preceding clause (iii) with regard to corporate entities.

          (b) All of the outstanding shares of capital stock of each direct or indirect Subsidiary of Loomis have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights, and (except as specified in Section 5.5 of the Disclosure Schedule) are owned of record and beneficially, directly or indirectly, by Loomis or its Subsidiary specified in Section 5.5 of the Disclosure Schedule, free and clear of any Liens.

          (c) There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating any of the direct or indirect Subsidiaries of Loomis to issue any additional shares of capital stock of such Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock. There are no outstanding rights allowing any Person to otherwise participate in the equity of any Subsidiary of Loomis.

     SECTION 5.6.  Consents and Approvals.  Except (a) as set forth in Section
                   ----------------------
5.6 of the Disclosure Schedule, (b) for any consents and approvals of or filings or registrations with the DOJ and FTC pursuant to the HSR Act, and (c) for such filings, notices, registration, permits, consents or other approvals which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Loomis, no filing or registration with, no notice to and no permit, authorization, consent or approval of any governmental authority, stock exchange or other third Person is necessary for the execution and delivery of this Agreement by Loomis and/or Loomis Armored, or for the consummation by Loomis and/or Loomis Armored of the transactions contemplated by this Agreement.

     SECTION 5.7.  Financial Statements.  Loomis has delivered to Borg-Warner
                   --------------------
(a) copies of the audited balance sheets of Loomis Armored as of June 30, 1995 and June 30, 1996 (the "Loomis Year End Balance Sheets"), together with the
                        ------------------------------
related audited statements of income, stockholders' equity and changes in cash flows for the fiscal years ended on such dates, and the notes thereto, accompanied by the reports thereon of the applicable firm of independent public accountants, and (b) copies of the unaudited balance sheet of Loomis Armored as of September 30, 1996 (the "Loomis Interim Balance Sheet"), together with the
                            ----------------------------
related unaudited statements of income, stockholders' equity and changes in cash flows for the three-month period ended on September 30, 1996 (collectively, the "Loomis Interim Financial Statements") (such audited and unaudited financial
 -----------------------------------
statements being hereinafter referred to as the "Loomis Financial Statements").
                                                 ---------------------------
The Loomis Financial Statements, including the notes thereto, (i) were prepared in accordance with GAAP throughout the periods covered thereby, except as otherwise disclosed in Section 5.7 of the Disclosure Schedule and (ii) present fairly in all material respects the consolidated financial position, results of operations and changes in cash flows of Loomis Armored as of such dates and for the periods then ended (subject, in the case of the unaudited Loomis Financial Statements, to normal year-end audit adjustments consistent with prior periods that would not be material, individually or in the aggregate). The accounts receivable shown on the Loomis Year End Balance Sheets and the Loomis Interim Balance Sheet arose out of transactions in the ordinary course of business of Loomis Armored.

     SECTION 5.8.  Absence of Undisclosed Liabilities.  Except for matters
                   ----------------------------------
relating to the transactions contemplated by the Agreement, there are no liabilities or financial obligations of Loomis, Loomis Armored, or any of their Subsidiaries of any kind whatsoever (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that are material individually or in the aggregate to the business of Loomis and its Subsidiaries that are required to be reflected on, or disclosed in the notes to, a balance sheet prepared in accordance with GAAP, other than liabilities and obligations: (a) provided for or reserved against in the Loomis Financial Statements, (b) arising after September 30, 1996 in the ordinary course of business consistent with past experience, or (c) disclosed in Section 5.8 of the Disclosure Schedule. The provisions of this Section do not apply to any liabilities or financial obligations for or relating to Taxes or arising under or relating to any Environmental Law, which are covered elsewhere in this Agreement.

     SECTION 5.9.  Absence of Certain Changes.  Except as disclosed in Section
                   --------------------------
5.9 of the Disclosure Schedule, and except for matters contemplated by this Agreement (including, without limitation, Section 8.1) or relating to the transactions contemplated hereby, since September 30, 1996, each of Loomis and its Subsidiaries has conducted its respective business in the ordinary course and since September 30, 1996 there has not occurred (a) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Loomis or any of its Subsidiaries, (b) any forgiveness, cancellation or waiver by any of Loomis or any of its Subsidiaries of debts owed to Loomis or any of its Subsidiaries or claims or rights of Loomis or any of its Subsidiaries against others, or any discharge by Loomis or any of its Subsidiaries of any Lien against assets of others or any payment by Loomis or any of its Subsidiaries of any liability or obligation owed to others, other than, as relates to all of the foregoing, in the ordinary course of business consistent with past practices, (c) any material change in the credit practices of Loomis or any of its Subsidiaries, (d) (i) any increase in the rate or terms of compensation (including termination and severance pay) payable or to become payable by Loomis or its Subsidiaries to any of their respective directors, officers or employees, or any increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, program or arrangement made to, for or with any such directors, officers or employees, except, in each case, increases occurring in the ordinary course of business consistent with past practices or as required by applicable law or agreements existing on the date hereof, or (ii) any entry by Loomis or any of its Subsidiaries into any employment, severance or termination agreement with any such person other than in the ordinary course of business consistent with past practices, (e) any entry into any agreement relating to the borrowing of money or any material agreement, commitment or transaction by Loomis or any of its Subsidiaries, except any such agreements, commitments or transactions entered into in the ordinary course of business consistent with past practices,
(f) any damage, destruction or theft or other casualty loss to the properties or assets owned or leased by Loomis or any of its Subsidiaries, or to property of others in the custody of Loomis or any of its Subsidiaries, whether or not insured, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Loomis, (g) any material change by Loomis or any of its Subsidiaries in their financial or tax accounting principles or methods, except insofar as may be required by a change in GAAP, applicable law or circumstances which did not exist as of the date of the respective Loomis Armored Financial Statements, (h) any change made or authorized in the Certificate or Articles of Incorporation or Bylaws of Loomis or any of its Subsidiaries, (i) any purchase, redemption, issue, sale or other acquisition or disposition by Loomis or any of its Subsidiaries of any shares of capital stock or other equity securities of Loomis or any of its Subsidiaries, or the grant of any options, warrants or other rights to purchase, or convert or exchange any obligation into, shares of capital stock or any evidence of indebtedness or other securities of Loomis or any of its Subsidiaries, (j) any sale, lease, license, encumbrance or disposition by Loomis or any of its Subsidiaries of any of their material assets which is not in the ordinary course of business, (k) any intercompany loan, advance or material acquisition by Loomis or any of its Subsidiaries, taken as a whole, (l) any cash payment by Loomis or any of its Subsidiaries to the stockholders of Loomis or their Affiliates except in the ordinary course of business consistent with past practice, (m) any transfer of assets (other than cash) by Loomis or any of its Subsidiaries to the stockholders of Loomis or their Affiliates except for amounts not to exceed $100,000 in the aggregate transferred at fair market value, or (n) an event or condition that has had or would reasonably be expected to result in a Material Adverse Effect on Loomis.

     SECTION 5.10.  Litigation.
                    ----------

          (a) Except as set forth in Section 5.10 of the Disclosure Schedule, as of the date hereof, there is no Litigation pending or, to the knowledge of Loomis or Loomis Armored, threatened against or affecting Loomis, any of its Subsidiaries or any of their respective properties, assets or rights before any court, arbitrator or administrative or governmental body as of the date hereof where alleged damages are either unspecified or in excess of $50,000, individually or in the aggregate, nor is there any judgment, decree, injunction, or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Loomis or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect on Loomis.

          (b) As of the Closing, except as set forth in Section 5.10 of the Disclosure Schedule, there will be no Litigation pending or, to the knowledge of Loomis or Loomis Armored, threatened against or affecting Loomis or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect on Loomis.

          (c) The provisions of this Section 5.10 do not apply to any Litigation arising out of or relating to Taxes or under any Environmental Law, which are covered elsewhere in this Agreement.

     SECTION 5.11.  Liens and Encumbrances.  All properties and assets owned by
                    ----------------------
each of Loomis and its Subsidiaries are free and clear of all Liens except (a) Liens disclosed in Section 5.11 of the Disclosure Schedules, (b) statutory Liens in respect of obligations not yet delinquent or the validity of which are being contested in good faith by appropriate actions, (c) Liens for taxes not yet delinquent or the validity of which is being contested in good faith by appropriate actions, (d) Liens reflected in the Loomis Financial Statements (which have not been discharged) and (e) Liens which in the aggregate do not materially detract from the value of, or materially impair the continued use by Loomis and its Subsidiaries in the normal conduct of their business of, their properties or assets, taken as a whole. Except as set forth on Section 5.11 of the Disclosure Schedule, all of the material property, plant and equipment of Loomis and its Subsidiaries, taken as a whole, used from time to time in the operations of its business is owned or leased by them, as the case may be, and is in satisfactory condition to conduct the business of Loomis and its Subsidiaries as presently conducted.

     SECTION 5.12.  Certain Agreements.  Except as disclosed in Section 5.12 of
                    ------------------
the Disclosure Schedule, neither Loomis nor any of its Subsidiaries is a party to any agreement, plan or arrangement with any officer, director or employee of Loomis or any of its Subsidiaries (a) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement, (b) providing benefits after the termination of employment regardless of the reason for such termination of employment, other than benefits generally applicable to Loomis' or any of its Subsidiaries' salaried or hourly employees, (c) under which any person may receive payments subject to the tax imposed by Section 4999 of the Code, or (d) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as disclosed in Section 5.12 of the Disclosure Schedule, neither Loomis nor any of its Subsidiaries is a party to any (i) Contract relating to or granting a Lien securing the borrowing of money or the guarantee of any obligation for the borrowing of money, (ii) Contract or other document that substantially limits the freedom of Loomis or any of its Subsidiaries to compete in any line of business or with any Person or in any area or which would so limit the freedom of Newco or any of its Subsidiaries to so compete after the Closing, (iii) Contract relating to the acquisition or disposition of any business by Loomis or any of its Subsidiaries, (iv) Contract with the Stockholders or any of their other Affiliates or (v) other Contract that is material to Loomis and its Subsidiaries, taken as a whole. Except as set forth in Section 5.12 of the Disclosure Schedule and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Loomis, each Contract described in Section 5.12 of the Disclosure Schedule, or required to be so described, is a valid and binding obligation of the parties thereto and is in full force and effect without amendment and neither Loomis nor any of its Subsidiaries nor, to the knowledge of Loomis, any other party thereto is (or with the giving of notice or lapse of time or both would be) in breach or default under any such agreements in any material respect. Except as set forth in the Section 5.12 of the Disclosure Schedule, each party has performed all obligations required to be performed by it through the date hereof under the agreements so described in Section 5.12 of the Disclosure Schedule and is not (with or without lapse of time or giving notice, or both) in breach or default under any such Contract.

     SECTION 5.13.  Employee Benefit Plans.
                    ----------------------

          (a) Section 5.13 of the Disclosure Schedule sets forth a true and complete list of each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, medical, life insurance, supplemental unemployment benefits, profit-sharing, tuition assistance, leave of absence, vacation, or retirement plan, program, agreement or arrangement, and each other material "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that is maintained or contributed to by Loomis or any of its Subsidiaries ("Loomis Employee Benefit
                                                         -----------------------
Plans") as of the date of this Agreement.  A true and complete copy of each
-----
Loomis Employee Benefit Plan has been delivered or made available to Borg-
Warner.

          (b) Except as set forth in Section 5.13 of the Disclosure Schedule and except for such matters as would not reasonably be expected to have a Material Adverse Effect on Loomis, neither Loomis nor any of its Subsidiaries maintains or contributes to, or on or after the 6-Year Look Back Date has maintained or contributed to, any "multiemployer plan," as such term is defined in Section 3(37) or Section 4001(a)(3) of ERISA, or any single-employer defined benefit plans covered by Title IV of ERISA. Each Loomis Employee Benefit Plan which is intended to be qualified under Section 401(a) and, if applicable,
Section 401(k) of the Code, is so qualified, and to the knowledge of Loomis or Loomis Armored, no event or condition has occurred which would cause any such plan to lose such qualified status.

          (c) Except as disclosed in Section 5.13 of the Disclosure Schedule and except for such matters as would not reasonably be expected to have a Material Adverse Effect on Loomis, (i) no action, suit, inquiry, judicial or administrative proceeding, arbitration or investigation relating to any Loomis Employee Benefit Plan (other than claims for benefits for which the plan administrative procedures have not been exhausted and "qualified domestic relations orders" as defined in Section 414(p) of the Code) is pending or, to the knowledge of Loomis, threatened against Loomis, any of its Subsidiaries or any Loomis Employee Benefit Plan before any court, arbitrator or administrative or governmental body, (ii) neither Loomis nor any of its Subsidiaries has failed to make contributions to any Loomis Employee Benefit Plan that are required to be made on or after January 1, 1994 under the terms of such Loomis Employee Benefit Plans or under applicable law, and (iii) each of the Loomis Employee Benefit Plans has been maintained and administered in all material respects in compliance with all applicable laws and the terms of such Loomis Employee Benefit Plans.

     SECTION 5.14.  Taxes.  Except as disclosed in Section 5.14 of the
                    -----
Disclosure Schedule and except for such matters as would not reasonably be expected to have a Material Adverse Effect on Loomis:

          (a) All Tax Returns required to be filed by or with respect to Loomis or any of its Subsidiaries have been duly and timely filed, and all such Tax Returns are true, correct and complete in all material respects. None of Loomis or any of its Subsidiaries has requested any extension of time within which to file any federal income or other material Tax Return that has not yet been filed. Each of Loomis and its Subsidiaries has duly and timely paid (or there has been paid on its behalf) all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to it. Each of Loomis and its Subsidiaries has made (or there has been made on its behalf) all required estimated Tax payments sufficient to avoid any underpayment penalties. Each of Loomis and its Subsidiaries has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, stockholder, creditor, independent contractor or other third party. All federal income Tax Returns filed with respect to Tax periods of Loomis or any of its Subsidiaries through the Tax period ending June 30, 1992 have been examined and closed or are Tax Returns with respect to which the applicable statute of limitations for the assessment of federal income Taxes, after giving effect to any extension or waiver, has expired.

          (b) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to Loomis or any of its Subsidiaries for any taxable period, and no power of attorney granted by or with respect to Loomis or any of its Subsidiaries relating to Taxes is currently in force. No closing agreement pursuant to
Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to Loomis or any of its Subsidiaries. No audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending or, to the knowledge of Loomis, threatened in regard to any Taxes due from or with respect to Loomis or any of its Subsidiaries or any Tax Return filed by or with respect to Loomis or any of its Subsidiaries. No written assessment of Taxes is proposed against Loomis or any of its Subsidiaries or against any assets of Loomis or any of its Subsidiaries. There are no requests for rulings or determinations by a Tax authority pending with respect to Taxes of Loomis or any of its Subsidiaries.

          (c) No election under Section 338 of the Code has been made or filed by or with respect to Loomis or any of its Subsidiaries. No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to Loomis or any of its Subsidiaries or against any assets of Loomis or any of its Subsidiaries. Neither Loomis nor any of its Subsidiaries has agreed (and no agreement has been made on any of their behalf) to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of Loomis. None of the assets of Loomis or any of its Subsidiaries is or will be required to be treated as being owned by any person (other than Newco) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986.

          (d) Neither Loomis nor any of its Subsidiaries is a party to, is bound by, and has any obligation under, any Tax sharing agreement, Tax allocation agreement or similar contract under which payments may be required to be made to any person other than Loomis or a Loomis Subsidiary.

          (e) There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Loomis by reason of Section 280G of the Code.

     SECTION 5.15.  Compliance with Applicable Law.  Except as set forth in
                    ------------------------------
Section 5.15 of the Disclosure Schedule and except as would not, individually or in the aggregate, have a Material Adverse Effect on Loomis, each of Loomis and its Subsidiaries holds all Permits, and the business of each of Loomis and its Subsidiaries is not being conducted in violation of any provision of any Federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, Permit or other governmental authorization or approval applicable to any of them. The provisions of this Section 5.15 do not apply to Environmental Laws, or matters relating to Taxes, which are covered elsewhere in this Agreement.

     SECTION 5.16.  Brokers' Fees and Commissions.  Except as disclosed in
                    -----------------------------
Section 5.16 of the Disclosure Schedule, neither Loomis, any Subsidiary of Loomis, nor any Person acting on behalf of any of them, has agreed to pay or is liable with respect to any commission, finder's fee or similar payment to any Person in connection with the transactions contemplated hereby.

     SECTION 5.17.  Proprietary Rights.  Section 5.17 of the Disclosure Schedule
                    ------------------
contains an accurate and complete list of all Intellectual Property owned or used by any of Loomis or any of its Subsidiaries in the operation of its businesses that is material to Loomis and its Subsidiaries, taken as a whole (collectively, the "Loomis Intellectual Property").
                    ----------------------------

Except as set forth in Section 5.17 of the Disclosure Schedule, each of Loomis and its Subsidiaries owns the entire right, title and interest in and to the Loomis Intellectual Property, trade secrets and other confidential proprietary information used in and material to the operation of its business (including, without limitation, the right to use and license the same). Section 5.17 of the Disclosure Schedule lists all notices or claims currently pending or received by Loomis or any of its Subsidiaries which claim infringement of any Intellectual Property by Loomis or any of its Subsidiaries. Except as set forth in Section
5.17 of the Disclosure Schedule, to the knowledge of Loomis or Loomis Armored, neither Loomis nor any of its Subsidiaries infringes or has misappropriated any Intellectual Property of another Person or has misappropriated any trade secrets or other confidential proprietary information. Except as set forth in Section
5.17 of the Disclosure Schedule, all registrations and certificates issued by any governmental authority relating to any of the Loomis Intellectual Property and all licenses and other agreements pursuant to which Loomis or any of its Subsidiaries use any of the Loomis Intellectual Property, are valid and subsisting, have been properly maintained and none of Loomis, its Subsidiaries or, to the knowledge of Loomis or Loomis Armored, any other Person is in default or violation in any material respect thereunder.

     SECTION 5.18.  Labor Relations.  (a)  Section 5.18 of the Disclosure
                    ---------------
Schedule sets forth an accurate and complete list as of the date hereof of all written agreements with officers, directors and employees of Loomis and its Subsidiaries regarding services to be rendered, including collective bargaining agreements. Except as listed or described on Section 5.18 of the Disclosure Schedule, as of the date hereof each of Loomis and its Subsidiaries (A) is, and has been for the past year, in material compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages and hours, and plant closing, occupational safety and health and workers' compensation and is not engaged in any material unfair labor practices, (B) has no, and has not had in the past year any, material unfair labor practice charges or complaints pending or, to the knowledge of Loomis or Loomis Armored, threatened against any of them before the National Labor Relations Board, (C) has no, and has not had in the past year any, material grievances pending or, to the knowledge of Loomis or Loomis Armored, threatened against them and (D) has no, and has not had in the past year any, material charges pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices (the items referred to in clauses (A) through (D), collectively, the "Loomis
                                                                      ------
Labor Matters"), (ii) there is no material labor strike, slowdown, work stoppage
-------------
or lockout actually pending or, to the knowledge of Loomis or Loomis Armored, threatened against or affecting Loomis or any of its Subsidiaries, and (iii) to the knowledge of Loomis or Loomis Armored, no material union organizational campaign or representation petition is currently pending with respect to the employees of Loomis or any of its Subsidiaries.

          (b) As of the Closing Date, except as set forth in Section 5.18 of the Disclosure Schedule and except for such matters that would not reasonably be expected to have a Material Adverse Effect on Loomis, (i) there will be no Loomis Labor Matters pending or, to the knowledge of Loomis, threatened against or affecting Loomis or any Subsidiary of Loomis, (ii) there will be no labor strike, slowdown, work stoppage or lockout pending or, to the knowledge of Loomis, threatened against or affecting Loomis or any of its Subsidiaries and
(iii) to the knowledge of Loomis, no union organizational campaign or representation petition will be pending with respect to the employees of Loomis or any of its Subsidiaries.

     SECTION 5.19.  Insurance.  Loomis has and at all times since June 30, 1996
                    ---------
has had insurance policies in full force and effect for such amounts as are sufficient for material compliance with all requirements of law and of all material agreements to which any of Loomis and its Subsidiaries are parties or by which they are bound. Set forth in Section 5.19 of the Disclosure Schedule is a list of all fire, liability, cargo and other forms of insurance and all fidelity bonds held by or applicable to Loomis or any of its Subsidiaries or their businesses or properties, setting forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage and annual premium. Except as set forth in Section 5.19 of the Disclosure Schedule, no event relating to Loomis or its Subsidiaries or their business has occurred which can reasonably be expected to result in a material retroactive upward adjustment in premiums under any such insurance policies or which is likely to result in a material prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no material insurance policy has been cancelled within the last two years and, to the knowledge of Loomis or Loomis Armored, no cancellation of any material insurance policy of Loomis or relating to Loomis and its Subsidiaries is currently threatened. Except as noted on Section 5.19 of the Disclosure Schedule, all such insurance will remain in full force and effect with respect to periods before the Closing after giving effect to the transactions contemplated hereby. No event has occurred, including, without limitation, the failure by Loomis or Loomis Armored to give any notice or information or Loomis or Loomis Armored giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of any of Loomis or Loomis Armored under any such insurance policies.

     SECTION 5.20.  Real Estate.  Except as set forth in Section 5.20 of the
                    -----------
Disclosure Schedule, each of Loomis and its Subsidiaries has good and marketable title in fee simple to all real properties owned by it and good and transferable leaseholds in all real estate leased by it under valid and enforceable leases.
Section 5.20 of the Disclosure Schedule lists (i) the street address of each parcel of real property owned by each of Loomis and its Subsidiaries (the "Loomis Owned Real Property"), and (ii) the street address of each parcel of
---------------------------
real property leased or licensed by each of Loomis and its Subsidiaries.

     SECTION 5.21.  Personal Property.  Except as set forth in Section 5.21 of
                    -----------------
the Disclosure Schedule, Loomis and its Subsidiaries have good title to all the machinery, equipment, furniture, fixtures, inventory, receivables and other tangible or intangible personal property reflected on the Loomis Interim Balance Sheet and all such property acquired since the date thereof, except for sales and other dispositions made in the ordinary course of business consistent with past practices since such date.

     SECTION 5.22.  Environmental Matters.
                    ---------------------

          (a) Section 5.22(a) of the Disclosure Schedule contains a true and complete list of, to the knowledge of Loomis and Loomis Armored, of (i) all Known Environmental Conditions, and (ii) the street address and description of each parcel of Loomis Owned Property and any parcel of real property leased, licensed or otherwise used by Loomis or its Subsidiaries that have USTs on such property, which are under the ownership, operation or control of Loomis or its Subsidiaries or which have had USTs that have been removed or closed and at which Loomis has not yet obtained UST Closure (collectively, the "Loomis
                                                                  ------
Sites").
-----

          (b) Except as disclosed in Section 5.22(b) of the Disclosure Schedule and except as would not reasonably be expected to result in a Material Adverse Effect on Loomis:

               (i) the operations of Loomis and its Subsidiaries have been and are in material compliance with all applicable Environmental Laws;

               (ii) (x) each of Loomis and its Subsidiaries has obtained and currently maintains all Environmental Permits necessary for its operations and has been and is in material compliance with such Environmental Permits,
     (y) there are no Legal Proceedings pending or, to the knowledge of Loomis or Loomis Armored, threatened to revoke such Environmental Permits, and (z) none of Loomis or its Subsidiaries has received any notice from any governmental authority or written notice from any Person to the effect that there is lacking any Environmental Permit required for the current use or operation of any property owned, operated or leased by Loomis or any of its Subsidiaries;

               (iii) there are no Legal Proceedings or investigations pending or, to the knowledge of Loomis or Loomis Armored, threatened against Wells Fargo or any of its Subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law or Environmental Permit;

               (iv) none of Loomis, its Subsidiaries or, to the knowledge of Loomis or Loomis Armored, any predecessor of any of Loomis or its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of or reporting a Release or threatened Release of any Hazardous Material;

               (v) none of Loomis or its Subsidiaries or any of their current or, to the knowledge of Loomis or Loomis Armored, past facilities and operations are subject to any outstanding written Order or Contract with any governmental authority or other Person respecting (w) Environmental Laws, (x) Remedial Action, (y) any Environmental Claim or (z) the Release or threatened Release of any Hazardous Material;

               (vi) none of the real property currently or, to the knowledge of Loomis or Loomis Armored, formerly owned, operated or leased by Loomis or any of its Subsidiaries has been or is contaminated by or from any Hazardous Materials in quantities or at levels that would require remediation by Loomis or its Subsidiaries under Environmental Laws;

               (vii) none of the operations of Loomis, its Subsidiaries, or any predecessor of any of Loomis or its Subsidiaries, or, to the knowledge of Loomis or Loomis Armored, of any owner of premises currently leased or operated by any of Loomis or its Subsidiaries involves or previously involved the treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent;

               (viii) there is not now, nor (to the knowledge of Loomis or Loomis Armored for all periods prior to their ownership, lease or operation of such real property) has there been in the past, on, in or under any real property currently or, to the knowledge of Loomis or Loomis Armored, formerly owned, leased or operated by Loomis, its Subsidiaries or any of their predecessors (i) any USTs, above-ground storage tanks, dikes or impoundments containing Hazardous Materials, (ii) any asbestos-containing materials, (iii) any polychlorinated biphenyls or (iv) any radioactive substances, in each case the presence of which would reasonably be expected to result in Loomis and its Subsidiaries incurring material Environmental Costs and Liabilities;

               (ix) to the knowledge of Loomis or Loomis Armored, no facts or circumstances exist which would reasonably be expected to result in Loomis and its Subsidiaries incurring material Environmental Costs and Liabilities;

               (x) neither the operations of Loomis nor its Subsidiaries nor any real property owned, operated or leased by Loomis or its Subsidiaries is of a nature or type that, as a result of the transaction contemplated hereunder, trigger any environmental property transfer law, including but not limited to The Connecticut Transfer Act, Con. Gen. Stat. Ann. (S) 22a-134(b), the Illinois Responsible Property Transfer Act, Pub. Act 85-1228, the Indiana Responsible Property Transfer Law, or the New Jersey Industrial Site Recovery Act, 1993 N.J. Laws 139; and

               (xi) Loomis has delivered to Wells Fargo copies of all environmental investigations, studies, audits, tests, reviews and other analyses, including soil and groundwater analysis, conducted by or on behalf of, or that are in the possession, custody or control of Loomis and its Subsidiaries, in relation to any site or facility owned, operated or leased, at any time, by Loomis or any of its Subsidiaries or any of their respective predecessors or a site at which Loomis or its Subsidiaries may have disposed of or arranged for the disposal of Hazardous Materials.

     SECTION 5.23.  Certain Business Practices and Regulations.  To the
                    ------------------------------------------
knowledge of Loomis or Loomis Armored, as of the date hereof, none of Loomis, its Subsidiaries or any director, officer, agent or employee of any of Loomis or its Subsidiaries has (a) used any corporate funds for contributions, gifts, entertainment or other expenses relating to political activity in material violation of any Law or (b) made any payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds in material violation of any Law or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

     SECTION 5.24.  Related Party Transactions.  Except as disclosed in Section
                    --------------------------
5.24 of the Disclosure Schedule, since January 1, 1995, there have been no material transactions between Loomis or any of its Subsidiaries on the one hand, and (a) any officer or director of Loomis, Loomis Armored or any of their Subsidiaries, (b) to the knowledge of Loomis or Loomis Armored, any record or beneficial owner of five percent or more of the voting securities of Loomis, or
(c) to the knowledge of Loomis or Loomis Armored, any Affiliate of any such officer, director or 5% beneficial owner, on the other hand, other than payment of compensation for services rendered to or by Loomis Armored or any of its Subsidiaries in the ordinary course of business.

                                  ARTICLE VI

                              REPRESENTATIONS AND
                    WARRANTIES OF LOOMIS STOCKHOLDERS TRUST
                    ---------------------------------------

     The Loomis Stockholders Trust represents and warrants to Borg-Warner and Wells Fargo as set forth below.

     SECTION 6.1.  Ownership of Shares.  Upon the transfer of all of the issued
                   -------------------
and outstanding shares of Loomis Common Stock to the Loomis Stockholders Trust by the Stockholders as contemplated hereby and pursuant to the Business Trust Agreement, the Loomis Stockholders Trust will be the holder of record and own beneficially all of the issued and outstanding shares of Loomis Common Stock.
As of the date hereof, the Loomis Stockholders Trust owns 1,344,433 shares of Loomis Common Stock. At or immediately prior to the Closing, the Loomis Stockholders Trust will own all of the issued and outstanding shares of Loomis Common Stock free and clear of any Liens. The Loomis Stockholders Trust is not a party to any voting trust, proxy or other agreement with respect to the voting of any shares of Loomis Common Stock other than the Stockholders Agreement among Loomis and the Stockholders.

     SECTION 6.2.  Authority.
                   ---------

          (a) The Loomis Stockholders Trust has been duly created and is validly existing under the laws of the State of Delaware. The Loomis Stockholders Trust has all requisite trust power and authority to execute and deliver this Agreement and to perform the obligations of the Loomis Stockholders Trust hereunder, and the execution, delivery and performance by the Loomis Stockholders Trust of this Agreement and the consummation by the Loomis Stockholders Trust of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Loomis Stockholders Trust.

          (b) This Agreement has been duly and validly executed and delivered by the Loomis Stockholders Trust and constitutes a valid and binding obligation of the Loomis Stockholders Trust, enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

     SECTION 6.3.  No Conflicts.  The execution, delivery and performance by the
                   ------------
Loomis Stockholders Trust of this Agreement does not (i) violate or breach any provision of any Law applicable to the Loomis Stockholders Trust, except where the violation or breach would not affect the Loomis Stockholders Trust's ability to perform its obligations under this Agreement in any material respect or (ii) violate, breach, cause a default under, or result in the creation of a Lien pursuant to, any agreement or instrument to which the Loomis Stockholders Trust is a party or to which it or any of its properties may be subject, except where the violation, breach, default or creation of a Lien would not affect the Loomis Stockholders Trust's ability to perform its obligations under this Agreement in any material respect.

     SECTION 6.4.  Investment Intent.
                   -----------------

          (a) The Newco Common Stock is being acquired by the Loomis Stockholders Trust solely for its own account, for investment, and not with a view to any distribution thereof in violation of the Securities Act or the applicable securities laws of any state.

          (b) The Loomis Stockholders Trust understands that the Newco Common Stock has not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

     SECTION 6.5.  Continued Stock Ownership.  The Loomis Stockholders Trust has
                   -------------------------
no plan or intention, and is not subject to any obligation or commitment, to sell, exchange or otherwise dispose of, reduce the risk of loss by short sale or otherwise, or consent to the sale, exchange or other disposition of any interest in the Newco Common Stock.


                                  ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES OF NEWCO
                    ---------------------------------------

     Newco represents and warrants to each of Borg-Warner, Wells Fargo, Loomis, and the Loomis Stockholders Trust as set forth below.

     SECTION 7.1.  Organization and Qualification.  Newco is a corporation duly
                   ------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being, and as currently proposed to be, conducted, and, except as would not, individually or in the aggregate, have a Material Adverse Effect on Newco, is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. Newco has delivered to Borg-Warner complete and correct copies of the Certificate of Incorporation and Bylaws of Newco. As of the Closing, Newco shall (i) be qualified or licensed to do business and in good standing in every jurisdiction where the nature of the business to be conducted by it or the properties to be owned or leased by it requires qualification and (ii) hold all material Permits necessary for the lawful conduct of its business, in each case, after giving effect to the transactions contemplated hereby.

     SECTION 7.2.  Authorization.  Newco has full corporate power and authority
                   -------------
to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Newco, the performance by Newco of its obligations hereunder, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors. No other corporate action on the part of Newco is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Newco and constitutes a valid and binding obligation of Newco, enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 7.3.  Capitalization of Newco.  The authorized capital stock of
                   -----------------------
Newco consists of 20,000,000 shares of Newco Common Stock, no shares of which are issued and outstanding, and 1,000,000 shares of preferred stock, $0.01 par value, no shares of which are issued and outstanding. Except as set forth in
Section 7.3 of the Disclosure Schedule, there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating Newco to issue any additional shares of its capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock. As of the Closing after giving effect to the capital stock issuances set forth in Sections 1.2(b) and 2.3, Newco will have 10,000,000 shares of Newco Common Stock issued and outstanding, all of which will be validly issued, fully-paid, non-assessable and free and clear of any Liens (other than those arising by virtue of the Stockholders Agreement).

     SECTION 7.4.  Consents and Approvals.  Other than any consents and
                   ----------------------
approvals of or filings or registrations with the DOJ and FTC pursuant to the HSR Act, no filing or registration with, no notice to and no permit, authorization, consent or approval of any governmental authority or other third party is necessary for the consummation by Newco of the transactions contemplated by this Agreement.

     SECTION 7.5.  No Operations.  Newco was formed solely for the purpose of
                   -------------
engaging in the transactions contemplated by this Agreement. Prior to the date hereof, Newco has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     SECTION 7.6.  Disposition of Property.  Newco has no plan or intention to
                   -----------------------
sell or otherwise dispose of (or to cause Loomis or any Subsidiary to sell or otherwise dispose of) any of the Transferred Assets or the Loomis Common Stock acquired in the transaction, except for dispositions made in the ordinary course of business or contributions of the Designated Transferred Assets to Loomis and Loomis Armored.

     SECTION 7.7.  No Redemption of Stock.  Newco has no plan or intention to
                   ----------------------
redeem or otherwise reacquire any of its stock issued in the transaction, except in connection with employee benefit programs or otherwise in the ordinary course of business.

     SECTION 7.8.  Loomis Common Stock.  Newco has no plan or intention to
                   -------------------
dissolve, liquidate, merge or consolidate Loomis or to sell or otherwise dispose of any of the Loomis Common Stock acquired by Newco.


                                 ARTICLE VIII

                                   COVENANTS
                                   ---------

     SECTION 8.1.  Conduct of Business of Each of Loomis and Wells Fargo Prior
                   -----------------------------------------------------------
to the Closing Date.  During the period from the date of this Agreement and
-------------------
continuing until the Closing Date, Borg-Warner and Wells Fargo agree that except as set forth in Section 8.1 of the Disclosure Schedule or as expressly contemplated or permitted by this Agreement or to the extent that the Loomis Stockholders Trust shall otherwise consent in writing, each of Wells Fargo and its Subsidiaries shall carry on its respective business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and other than actions taken in the ordinary course of business consistent with prior practice, shall use commercially reasonable efforts to (i) preserve intact its present business organizations, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with material customers and suppliers and others having material business dealings with it; provided, however, that nothing in this Section 8.1
                           --------  -------
shall require Wells Fargo or any of its Subsidiaries to deviate from its normal business practices or to offer any additional compensation or incentives to employees, customers, suppliers or others. During the period from the date of this Agreement and continuing until the Closing Date, Loomis agrees that except as set forth in Section 8.1 of the Disclosure Schedule or as expressly contemplated or permitted by this Agreement or to the extent that Borg-Warner shall otherwise consent in writing, each of Loomis and its Subsidiaries shall carry on its respective business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and other than actions taken in the ordinary course of business consistent with prior practice, shall use commercially reasonable efforts to (i) preserve intact its present business organizations, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with material customers and suppliers and others having material business dealings with it; provided,
                                                                --------
however, that nothing in this Section 8.1 shall require Loomis or any of its
-------
Subsidiaries to deviate from its normal business practices or to offer any additional compensation or incentives to employees, customers, suppliers or others. Without limiting the generality of the foregoing, prior to the Closing Date, and except as expressly contemplated or permitted by this Agreement, required by applicable law, or disclosed in Section 8.1 of the Disclosure Schedule, Wells Fargo will not, and Borg-Warner will not permit Wells Fargo or any of its Subsidiaries to, without the prior written consent of the Loomis Stockholders Trust, and Loomis will not, and will not permit any of its Subsidiaries to, without the prior written consent of Borg-Warner:

          (a) split, combine or reclassify any shares of its capital stock, declare, pay or set aside for payment any dividend or other distribution (whether in cash, stock or property) in respect of its equity interests;

          (b) purchase, redeem, issue, sell, or otherwise acquire or dispose of any of its shares of capital stock or other equity securities, or grant any options, warrants or other rights to purchase, or convert or exchange any obligation into, shares of its capital stock or any evidence of its indebtedness or other securities (other than issuance of certificates in replacement of lost certificates);

          (c) incur any indebtedness for borrowed money or issue any debt securities other than in the ordinary course of business consistent with past practices or, other than in the ordinary course consistent with past practices, assume, guarantee, endorse or otherwise as an accommodation become responsible for or grant any Lien securing the obligations of any other Person;

          (d) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division or significant assets thereof or acquire, or agree to acquire, directly or indirectly, any equity interest in any person or incur any capital expenditures other than the capital expenditures set forth in Section
8.1 of the Disclosure Schedule or incurred in the ordinary course of business consistent with past practices;

          (e) amend or modify its Certificate or Articles of Incorporation or Bylaws;

          (f) sell, lease, license, encumber or dispose of any of its material assets (other than, in the case of Wells Fargo, any Excluded Assets), other than pursuant to executory contracts or commitments in existence as of the date of this Agreement and set forth in Section 8.1(g) of the Disclosure Schedule;

          (g) amend or terminate any material Contract, other than in the ordinary course of business consistent with past practices;

          (h) make any material change in financial or tax accounting methods, principles or practices, or make or cause to be made any material elections on Tax Returns other than, in the case of Wells Fargo, any such changes or elections that would not have an adverse effect on the Transferred Assets and Assumed Liabilities, unless required by GAAP or applicable law;

          (i) extend credit in the sale of products, collection of receivables or otherwise, other than in the ordinary course of business consistent with past practices;

          (j) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years, unless otherwise required by GAAP or applicable law;

          (k) knowingly take any action or, in the ordinary course of business, omit to take any commercially reasonable action that would cause (x) any representation or warranty in Article IV hereof (in the case of Borg-Warner and Wells Fargo) or Article V hereof (in the case of Loomis and Loomis Armored) (but excluding any representations or warranties which specifically relate to an earlier date) to be untrue or incorrect in any material respect as of the Closing or (y) any of the conditions set forth in Article IX not to be satisfied as of the Closing;

          (l) adopt or amend in any material respect any collective bargaining agreement or WF Employee Benefit Plan or Loomis Employee Benefit Plan, as applicable, other than in the ordinary course of business consistent with prior practices;

          (m) except as set forth in Section 8.1(m) of the Disclosure Schedule, grant to any executive officer any increase in compensation or in severance or termination pay, grant any severance or termination pay, or enter into any employment agreement with any executive officer, except as may be required under agreements in effect on the date of this Agreement;

          (n) enter into any agreement, including an agreement to purchase or lease assets or operating supplies, which includes an aggregate payment or commitment on the part of either party of more than $100,000 other than agreements or arrangements entered into in the ordinary course of business consistent with prior practices;

          (o) submit any binding bid with respect to the sale or purchase of goods or services other than in the ordinary course of business as currently conducted;

          (p) make any changes or agree to make any changes to any federal or state income Tax returns filed prior to the date hereof or file any amended federal or state income Tax Returns other than, in the case of Wells Fargo, any such changes or agreements that would not have an adverse effect on the Transferred Assets and Assumed Liabilities;

          (q) make any cash payment to its stockholder(s) or Affiliates of its stockholder(s) except in the ordinary course of business consistent with past practice;

          (r) effect any transfer of assets (other than cash except for amounts not to exceed $100,000 in the aggregate transferred at fair market value or, in the case of Wells Fargo, Excluded Assets) to its stockholder(s) or Affiliates of its stockholder(s); and

          (s) agree, in writing or otherwise, to do any of the foregoing.

     SECTION 8.2.  Access to Information.
                   ---------------------

          (a) Between the date of this Agreement and the Closing Date, upon reasonable notice and at reasonable times without significant disruption to the business of the other and subject to the advice of antitrust counsel to each party, each of Wells Fargo and Loomis will give the other and its authorized representatives (which representatives shall include but not be limited to financial advisers, attorneys and environmental professionals) reasonable access to all personnel, offices and other facilities, and to all of its and its

Subsidiaries' books and records (including Tax Returns and accounting work papers) and will permit the other to make and will fully cooperate with regard to such inspections as the other may reasonably require and will cause its officers to furnish the other such financial and operating data and other information with respect to its and its Subsidiaries' business and properties as the other may from time to time reasonably request. Notwithstanding the foregoing, each of the parties agree that the above described access to information shall not include any right to sample the soil and/or groundwater at any of the other party's properties without prior written consent (and in the sole discretion) of the party that owns or operates the site at which such sampling has been requested.

          (b) On and after the Closing Date, upon reasonable notice and at reasonable times without significant disruption to the business of the other, Newco will give each of Borg-Warner, Wells Fargo and the Loomis Stockholders Trust and their authorized representatives (which representatives of each party shall include but not be limited to financial advisors, attorneys and environmental professionals) reasonable access to all personnel, offices and other facilities, and to all of its and its Subsidiaries' books and records (including Tax Returns and accounting work papers), and Newco will permit Borg-Warner, Wells Fargo and the Loomis Stockholders Trust, and Borg-Warner, Wells Fargo and the Loomis Stockholders Trust will permit Newco, to make and will fully cooperate with regard to, such inspections as the other may reasonably require and will cause its officers to furnish the other such financial and operating data and other information with respect to its and its Subsidiaries' business and properties as the other may from time to time reasonably request to determine any matter relating to its rights and obligations under this Agreement or, in the case of Borg-Warner, Wells Fargo or the Loomis Stockholders Trust, any matter arising in any period ending on or before the Closing Date.

     SECTION 8.3.  All Reasonable Efforts.  Subject to the terms and conditions
                   ----------------------
herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to effect the Financing. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     SECTION 8.4.  Consents and Approvals.  The parties hereto each will
                   ----------------------
cooperate with one another and use all reasonable efforts to prepare all necessary documentation (including, without limitation, furnishing all information required under the HSR Act), to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement (including, without limitation, all Permits and Environmental Permits required by Newco to operate the combined businesses of Loomis and Wells Fargo and their Subsidiaries). Each party will keep the other party apprised of the status of any inquiries made of such party by the DOJ or the FTC or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby.

     SECTION 8.5.  Public Announcements.  Borg-Warner and the Loomis
                   --------------------
Stockholders Trust will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations; provided, however, that any party required to make any
                      --------  -------
such press release or other public statement will give prior notice to the other party of the content and timing of any such press release or other public statement required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

     SECTION 8.6.  Notice of Certain Events.  Prior to the Closing, (i) Borg-
                   ------------------------
Warner will promptly notify the Loomis Stockholders Trust and Newco of the occurrence of any event or condition which would reasonably be expected to have a Material Adverse Effect on Wells Fargo and (ii) Loomis will promptly notify Wells Fargo and Newco of the occurrence of any event or condition which would reasonably be expected to have a Material Adverse Effect on Loomis.

     SECTION 8.7.  No Other Bids; Liquidated Damages; Failure to Obtain Director
                   -------------------------------------------------------------
Consents.
--------

          (a) From and after the date hereof, neither Borg-Warner nor Loomis shall, nor shall they permit any of their Subsidiaries to, nor shall they authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by them or any of their Subsidiaries to, solicit, initiate or encourage submission of any proposal or offer (including by way of furnishing information) from any Person which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any proposal for a
                            --------------------
merger or other business combination involving any of Wells Fargo or Loomis or any of their Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in any of Wells Fargo or Loomis or any of their Subsidiaries or a substantial portion of the assets of any of Wells Fargo or Loomis or any of their Subsidiaries other than as contemplated hereby.

          (b) In the event that the Wells Fargo Parties, on the one hand, or the Loomis Parties, on the other hand, receive an Acquisition Proposal from any Person and thereafter consummate a merger, business combination or other similar transaction with such Person or an Affiliate of such Person arising out of such Acquisition Proposal (a "Competing Transaction"), then Borg-Warner, in the case
                         ---------------------
of the Wells Fargo Parties consummating such Competing Transaction, or Loomis Armored, in the case of the Loomis Parties consummating such Competing Transaction, shall be obligated to pay the other party liquidated damages in the amount of $4,000,000, plus all reasonable costs and expenses actually incurred by such party in connection with this Agreement and the transactions contemplated hereby.

     SECTION 8.8.  Stockholders Agreement.  At the Closing, Wells Fargo, the
                   ----------------------
Loomis Stockholders Trust and Newco shall enter into the Stockholders Agreement in the form attached hereto as Exhibit A (the "Stockholders Agreement").
                               ---------       ----------------------

     SECTION 8.9.  Election of Officers or Directors.  Prior to the Closing
                   ---------------------------------
Date, Newco shall cause the Persons set forth on Exhibit B hereto to be elected
                                                 ---------
as directors and officers of Newco and such Persons shall hold such directorships and offices at the Closing Date. Effective as of the Closing, Newco and Loomis shall cause the Persons set forth on Exhibit C hereto to be
                                                      ---------
elected as directors and officers of Loomis.

     SECTION 8.10.  The Financing.  Each of Loomis, Borg-Warner and Wells Fargo
                    -------------
agree to use commercially reasonable efforts to secure the Financing prior to the Closing, including by making available, subject to reasonable confidentiality provisions, its books and records and such officers of such entity as may be reasonably necessary for prospective lenders and their agents to complete customary due diligence. The "Financing" shall consist of a senior
                                           ---------
subordinated notes offering and a step-down revolving credit facility providing aggregate proceeds or borrowing capacity to Newco of at least $185,000,000.

     SECTION 8.11.  Wells Fargo Corporate Existence.  From and after the Closing
                    -------------------------------
for a period of two years after the Closing Date, Wells Fargo shall, and Borg-Warner shall cause Wells Fargo to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and, without the prior written consent of the Loomis Stockholders Trust, Wells Fargo shall not, and Borg-Warner shall not cause Wells Fargo to, merge or consolidate with any Person or dissolve or adopt a plan of liquidation. From and after the Closing, for a period of two years after the Closing Date, without the prior written consent of the Loomis Stockholders Trust, Wells Fargo shall not, and Borg-Warner shall not cause Wells Fargo to, sell, convey, assign or otherwise transfer the shares of Newco Common Stock received by Wells Fargo at the Closing pursuant to this Agreement; provided that nothing in this Agreement shall preclude Borg-Warner or
           --------
Wells Fargo from pledging such shares to secure indebtedness for borrowed money of Borg-Warner or Wells Fargo.

     SECTION 8.12.  Cancellation of MEGA Units.  At or prior to the Closing,
                    --------------------------
Loomis shall terminate the Loomis Management Equity Growth and Appreciation Plan (the "MEGA Plan") and cause the units granted pursuant thereto to be cancelled,
      ---------
and the holders thereof shall in lieu of such units receive options to purchase a number of shares of Newco Common Stock that is equivalent in value pursuant to a Newco MEGA Units Holder Plan reasonably satisfactory to the parties hereto to be established by Newco (the "New MEGA Plan"). Such options shall be subject to
                              -------------
the same vesting schedule and other limitations on exercise and transfer as presently exist with respect to the units outstanding under the MEGA Plan. Upon exercise of any option issued pursuant to the New MEGA Plan, the Loomis Stockholders Trust shall deliver one share of Newco Common Stock to Newco for each share of Newco Common Stock to be issued by Newco with respect to such exercise and Newco shall deliver to the Loomis Stockholders Trust the exercise price paid by such option holder with respect to such exercise, in each case in accordance with a Stock Contribution Agreement by and between the Loomis Stockholders Trust and Newco in form and substance that is reasonably satisfactory to the parties hereto.

     SECTION 8.13.  Tax Reporting.
                    -------------

          (a) Within 90 days after the Closing Date, Borg-Warner on behalf of Wells Fargo shall prepare or caused to be prepared and delivered to each of Newco and the Loomis Stockholders Trust a schedule setting forth in detail the basis of the Transferred Assets, its proposed computation of gain and loss to be recognized with respect to the Transferred Assets upon the transfer of the Transferred Assets to Newco, its estimation of the fair market value and useful lives of those Transferred Assets (the "Amortizable Intangibles") that are
                                        -----------------------
eligible for amortization or depreciation deductions under the applicable federal income Tax law in effect prior to the effective date of Section 197 of the Code, and its proposal with respect to Newco's Tax basis in the Transferred Assets (the "Basis Schedule"). In the event that the Loomis Stockholders Trust
             --------------
delivers written notice to Borg-Warner to the effect that a majority of the unitholders of the Loomis Stockholders Trust disagrees with all or any portion of the Basis Schedule or with Wells Fargo's determinations as to the existence or basis of Amortizable Intangibles, Wells Fargo and a representative appointed by a majority of the unitholders of the Loomis Stockholders Trust shall negotiate in good faith in order to resolve any such disagreements regarding the Basis Schedule or Amortizable Intangibles. In the event that Wells Fargo and the representative of the Loomis Stockholders Trust are unable to reach agreement regarding the Basis Schedule or certain aspects of Wells Fargo's determinations relating to the Amortizable Intangibles within thirty days of the receipt thereof by the Loomis Stockholders Trust, such disagreement shall be submitted for resolution to the CPA Firm, and such resolution shall be binding among the parties hereto. All of the costs and expenses of the parties incurred in connection with this Section 8.13 (including, without limitation, reasonable accountants' and appraisers' fees) shall be borne by Newco.

          (b) Unless there has been a Final Determination to the contrary, the parties covenant and agree for all Tax purposes, including the filing of Tax Returns and in any audit, administrative or judicial proceeding relating to Taxes, to (and to cause any Affiliate or successor to) take each of the positions set forth below and not to take any positions or agree to any settlements inconsistent therewith:

               (i) the transfer of the Transferred Assets by Wells Fargo to Newco and the transfer of the Loomis Common Stock by the Loomis Stockholders Trust together constitute an exchange qualifying under Section 351 of the Code;

               (ii) the transfer of the Transferred Assets by Newco to Loomis constitutes an exchange qualifying under Section 351 of the Code;

               (iii) Wells Fargo will recognize gain or loss with respect to each of the Transferred Assets in a manner which is consistent with the Basis Schedule, as finally determined hereunder;

               (iv) the Tax basis of each of the Transferred Assets is as set forth in the Basis Schedule, as finally determined hereunder; and

               (v) the holding period of each Transferred Asset will include the period during which such asset was held by Wells Fargo.

          (c) Each of the parties hereto agrees to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Transferred Assets and the business as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Tax Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. The parties will cooperate with each other in the conduct of any audit or other proceeding relating to the Transferred Assets or to the business, and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this section.

          (d) The term "Final Determination" means (i) a final, unappealable
                        -------------------
decision by a court of competent jurisdiction; (ii) the expiration of the time for filing a claim for refund or, if a refund claim has been timely filed, the expiration of the time for instituting suit in respect of such refund claim, if no further adjustment to the items of income, gain, deduction, loss, or credit may thereafter be made; (iii) the execution by or on behalf of the taxpayer and the Internal Revenue Service of a closing agreement under Section 7121 of the Code (or any comparable agreement under state, local or foreign law); (iv) the acceptance by the Internal Revenue Service of a tender pursuant to an offer in compromise pursuant to Section 7122 of the Code (or any comparable procedure under state, local or foreign law); (v) the execution of a Form 870-AD (or any comparable form under state, local or foreign law); or (vi) any other final and irrevocable determination of Tax liability.

     SECTION 8.14.  Insurance Coverage.  From and after the date hereof until
                    ------------------
Closing, Borg-Warner shall maintain in place and shall not amend in any material respect any fire or other property damage insurance covering any of the Transferred Assets. In the event of the occurrence of any property loss suffered by Wells Fargo or its Subsidiaries with respect to any Transferred Asset from and after the date hereof until Closing that is covered by any fire or other property damage insurance policy of Wells Fargo or its Subsidiaries, Borg-Warner and Wells Fargo shall submit such claim to the insurer pursuant to such policy, and to the extent any proceeds are collected by Borg-Warner or Wells Fargo after the Closing in respect of such claim, such proceeds shall be promptly delivered to Newco.

     SECTION 8.15.  Title Policies.  Wells Fargo shall use its best efforts to
                    --------------
locate all title policies which exist with respect to the WF Owned Real Property and deliver any such located title policies to Newco at Closing. Loomis shall use its best efforts to locate all title policies which exist with respect to the Loomis Owned Real Property and deliver any such located title policies to Newco prior to Closing.

     SECTION 8.16.  Information Supplied.
                    --------------------

          (a) Borg-Warner and Wells Fargo agree that none of the information supplied or to be supplied solely by Borg-Warner or Wells Fargo specifically for inclusion or incorporation by reference in the offering memorandum (the "Offering Memorandum") or the registration statement (the "Registration
--------------------                                       ------------
Statement") with respect to the offer, sale and exchange of the senior
---------
subordinated notes of Newco which shall constitute part of the Financing will, at the time the Offering Memorandum is first distributed to potential investors or the Registration Statement is filed with the Securities and Exchange Commission, or at any time the Offering Memorandum or Registration Statement is supplemented or amended, or at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein as necessary to make the statements therein not misleading.

          (b) Loomis and the Loomis Stockholders Trust agree that none of the information supplied or to be supplied solely by Loomis or the Loomis Stockholders Trust specifically for inclusion or incorporation by reference in the Offering Memorandum or the Registration Statement with respect to the offer, sale and exchange of the senior subordinated notes of Newco which shall constitute part of the Financing will, at the time the Offering Memorandum is first distributed to potential investors or the Registration Statement is filed with the Securities and Exchange Commission, or at any time the Offering Memorandum or Registration Statement is supplemented or amended, or at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein as necessary to make the statements therein not misleading.

     SECTION 8.17.  Transition Services.  At the Closing, Newco and Borg-Warner
                    -------------------
will enter into a "Transition Services Agreement" pursuant to which Borg-Warner, through its Subsidiaries, shall provide to Newco (a) those services currently provided to Wells Fargo pursuant to the licensing and other agreements listed in
Section 8.17 of the Disclosure Schedule and (b) assistance in the administration of the Wells Fargo medical insurance plans in respect of Assumed Liabilities arising thereunder ("Administrative Assistance"). The Transition Services
                     -------------------------
Agreement shall contain mutually acceptable terms and conditions customary to such agreements and shall provide that:

               (i) Borg-Warner shall cause such services to be provided to Newco for a period not to exceed 150 days;

               (ii) Newco shall pay to Borg-Warner or its Subsidiaries a fee equal to (A) the percentage of the costs and expenses currently allocated to Wells Fargo in respect of such services multiplied by (B) the costs and expenses of such services, in each case, consistent with past practices; provided that
                                                                --------
the fee paid by Newco for Administrative Assistance shall be equal to the actual cost to Borg-Warner, through its Subsidiaries, of administering the applicable plans;

               (iii) In addition to the fee referred to in clause (ii), Newco shall be responsible for all incremental third party costs or charges, if any, incurred for services rendered directly or indirectly to it pursuant to the agreements set forth in Section 8.17 of the Disclosure Schedule; and

               (iv) upon 30 days prior written notice to Borg-Warner, Newco may terminate the Transition Services Agreement prior to the last date on which Borg-Warner is required to provide such services to Newco thereunder and, upon such termination, Newco shall not be responsible for any fees, costs, expenses or charges with respect to such services or pursuant to the agreements set forth in Section 8.17 of the Disclosure Schedule other than such fees, costs, expenses and charges payable in respect of such services by Newco for the period prior to such termination.

     SECTION 8.18.  Accounts Receivable.  At the Closing, before giving effect
                    -------------------
to the transactions contemplated hereby, Wells Fargo will deliver to Newco all of the accounts receivable set forth on the WF Closing Balance Sheet free and clear of any Liens.

     SECTION 8.19.  Wells Fargo Armored Service Corporation of Puerto Rico.  The
                    ------------------------------------------------------
parties hereby agree that the amount of cash held as an asset by Wells Fargo Armored Service Corporation of Puerto Rico, a Tennessee corporation that is a wholly-owned subsidiary of Wells Fargo ("Wells Puerto Rico"), immediately prior
                                         -----------------
to Closing and not retained as an Excluded Asset will be not more than $900,000 nor less than $200,000 and that Wells Fargo shall be reimbursed at Closing for such amount pursuant to Section 2.3.

     SECTION 8.20.  Loomis Casualty Insurance Deposits.  Newco agrees that any
                    ----------------------------------
Loomis Casualty Insurance Deposits shall be for the benefit of the Loomis Casualty and Employee Claims Trust and that Newco will not act to reduce such deposit in any way. From and after the Closing, upon the earlier of termination of the casualty insurance policy or policies in effect in respect of the Loomis Casualty and Employee Claims or the satisfaction and discharge of all Loomis Casualty and Employee Claims, Loomis shall promptly pay to the Loomis Casualty and Employee Claims Trust an amount equal to all Loomis Casualty Insurance Deposits maintained with respect to such policy.

     SECTION 8.21.  Employees and Employee Benefits.
                    -------------------------------

          (a) Except for certain headquarters employees of Wells Fargo set forth on a list to be provided by Newco to Wells Fargo at least five days prior to the Closing Date, Newco shall offer employment as of the Closing Date on an "at will" basis to substantially all employees of Wells Fargo and its Subsidiaries who are actively employed on such date ("Active Employees"). Each such offer of
                                         ----------------
employment (i) to each non-bargaining unit employee shall be on terms and conditions to be determined by Newco in its sole discretion and (ii) to each bargaining unit employee shall be at least the same wage rate and with substantially comparable benefits, other than participation in a tax-qualified defined benefit plan, in the aggregate (based on the prior year's cost), as in effect for such employee immediately prior to the Closing Date, and other terms and conditions to be determined by

Newco in its sole discretion. All Active Employees who accept Newco's offer of employment by the Closing Date shall be deemed "Transferred Employees." Newco
                                                ---------------------
shall also offer employment to employees of Wells Fargo or any of its Subsidiaries who are not actively employed on the Closing Date and have a right to re-employment with Wells Fargo or any of its Subsidiaries, on terms and conditions to be determined by Newco in its sole discretion; provided, however, that any such employee shall be offered employment by Newco only if he or she is fully able to return to active employment in accordance with Newco's employment policies within six (6) months after the Closing Date.

          (b) With respect to each Transferred Employee, service with Wells Fargo or any of its Affiliates shall be counted for purposes of determining any period of eligibility to participate or to vest in benefits under Newco's benefit plans to the same extent such service was counted under any similar type of WF Benefit Plan under which such Transferred Employee was covered immediately prior to the Closing Date, except that such service with Wells Fargo shall not be counted for purposes of Newco's severance policies to the extent that Transferred Employees have received severance benefits for such service. Newco, for purposes of deductible limits under its welfare plans, shall credit each Transferred Employee with the amounts so credited with respect to the portion of the calendar year preceding the Closing Date under the same type of WF Benefit Plan in which such Transferred Employee is participating as of the Closing Date. With respect to each Transferred Employee, Newco's group health plans shall not exclude coverage for pre-existing conditions that were not excluded under similar WF Benefit Plans in which such Transferred Employee is participating as of the Closing Date.

          (c) Newco agrees that, within ten business days after the date hereof, it will advise each union with which Wells Fargo has a collective bargaining agreement that it does not intend to assume such collective bargaining agreement in connection with the transactions set forth herein.
Newco also agrees that it will bargain in good faith with representatives of each such union regarding the employment terms and conditions of each bargaining unit employee.

          (d) As of the Closing Date, Newco shall assume the obligations and liabilities under the Wells Fargo Non-Officers Severance Compensation and Benefits Policy, as amended and restated as of October 29, 1996, and Senior Officer Severance Compensation and Benefits Policy, as adopted effective October 29, 1996, and Newco or its designee shall replace Wells Fargo and its management as the plan administrator under both policies. At a time (but in any event prior to the Closing Date) and in a manner reasonably satisfactory to Newco, Wells Fargo shall communicate and make available to its officers and home office employees the terms of its severance policies described above and shall clearly indicate that the terms of such severance policies shall govern any terminations of employment on account of the transactions contemplated hereby and supersede any prior communications with respect thereto.

          (e) Newco shall assume the liability as of the Closing Date for the accrued and unpaid vacation and sick days with respect to the employees of Wells Fargo or any of its Subsidiaries.

          (f) Newco shall promptly reimburse Wells Fargo for the liability of Wells Fargo and its Subsidiaries for claims incurred and unpaid prior to the Closing Date under the WF Employee Benefit Plans which constitute welfare benefit plans (including the related portion of any retrospective insurance premiums, but excluding any WF Casualty and Employee Claims) to the extent such liability (i) is not covered under a non-experience-rated insurance contract and
(ii) exceeds the amount of the related portion of any retention or reserves (including but not limited to amounts held in a voluntary employee beneficiary association or under an experience-rated insurance contract, and intercompany contributions and insurance premiums paid in excess of claims paid). As of the end of the plan year following the Closing Date, Wells Fargo shall pay to Newco the excess portion of any retention or reserves under the WF Employee Benefit Plans which constitute welfare benefit plans to the extent allocable to Wells Fargo and its Subsidiaries.

          (g) As soon as practicable after the Closing Date, the account balances as of the Closing Date of the Transferred Employees held in the Borg-Warner Security Corporation Investment Plan (the "401(k) Plan"), as equitably
                                                  -----------
adjusted for earnings thereon, additional contributions thereto with respect to the period prior to the Closing Date and distributions therefrom through the date of transfer, shall be transferred to a tax-qualified defined contribution plan sponsored, maintained or contributed to by Newco ("Newco Plan"). Such
                                                        ----------
transfer shall be effected in accordance with applicable law and regulations. Newco shall make or cause to be made, and Borg-Warner or Wells Fargo, as the case may be, shall make or cause to be made, any required filings in connection therewith. Newco and Borg-Warner may each require, as a condition to the making of any such transfer, evidence reasonably satisfactory to it of the qualified status of the 401(k) Plan and Newco Plan, including, without limitation, a copy of a favorable determination letter from the Internal Revenue Service. In consideration of and effective upon such transfer, the Newco Plan shall assume all liabilities to Transferred Employees under the 401(k) Plan to the extent of the amount of assets transferred by the 401(k) Plan to the Newco Plan. Each of the parties shall pay its own expenses in connection with such transfer. Newco shall not assume any other obligations or liabilities arising under or attributable to the 401(k) Plan, the same to be retained or assumed by Borg-Warner.

          (h) Wells Fargo and Borg-Warner, on one hand, and Newco, on the other hand, shall each promptly and reasonably cooperate in good faith with each other to ensure that their respective obligations with respect to employee benefit plans are timely and properly satisfied, including sharing information regarding employees and coordinating communications with employees.

     SECTION 8.22.  Termination of Management Agreements.  The parties hereby
                    ------------------------------------
agree that, effective as of the Closing, all management or other advisory agreements between (a) Wingate and any of its Affiliates, on the one hand, and Loomis and/or Loomis Armored, on the other, and (b) Borg Warner and any of its Affiliates, on the one hand, and Wells Fargo or any of its Subsidiaries, on the other, in each case, shall be terminated with no further obligation of any party thereunder other than the payment of any fees or expenses owing as of the Closing Date.

     SECTION 8.23.  Use of Name.  Wells Fargo and Borg-Warner agree that they
                    -----------
will use their best efforts to secure by December 13, 1996 the consent of Wells Fargo & Company and Wells Fargo Bank, National Association (together, "Wells
                                                                       -----
Fargo Bank"), to the use by Newco of the word "Fargo" in its name by means of a
----------
perpetual, royalty-free license containing covenants and restrictions that are customary for similar licenses or, in the alternative, an acknowledgement in writing from Wells Fargo Bank that such use of the name "Fargo" does not infringe on any intellectual property rights of Wells Fargo Bank.

     SECTION 8.24.  Consents of Equity Holders.  Loomis agrees that it will use
                    --------------------------
its best efforts to secure the consent of the Loomis Other Equity Holders to convert or exchange their Loomis Other Equity Interests for shares of Loomis Common Stock and contribute such shares of Loomis Common Stock to the Loomis Stockholders Trust prior to Closing, all pursuant to the terms of the Waiver and Termination of Purchase Agreement and Exercise Agreement, the Waiver, Exercise, and Termination of Warrant Agreement, the Contingent Contribution Agreement and the Optionholder Acknowledgement Agreement (collectively, the "Contingent
                                                               ----------
Exercise Agreements") in the forms attached hereto as Exhibit D, as applicable.
-------------------                                   ---------
Loomis agrees that it will not modify the forms of Contingent Exercise Agreements or amend, terminate or modify any such Contingent Exercise Agreements after the execution and delivery thereof by a Loomis Other Equity Holder, in each case, without the prior written consent of Wells Fargo. Further, the Loomis Stockholders Trust agrees that it will use its best efforts to secure the agreement of each of the holders of rights under the MEGA Plan to exchange such rights for options issued pursuant to the New MEGA Plan, without any further liability or obligation on the part of Loomis.

     SECTION 8.25.  Contribution to Reserve.  On the Closing Date, the reserve
                    -----------------------
in respect of doubtful accounts reflected in the financial statements of Wells Fargo shall be at least $2 million.

     SECTION 8.26.  Support Payment.  In the event that any participant in the
                    ---------------
MEGA Plan declines to exchange such participant's rights therein for options for Newco Common Stock issued pursuant to the New MEGA Plan, and, thereafter, such participant becomes entitled to any payment as a result of participation in the MEGA Plan, the Loomis Stockholders Trust shall promptly pay to such participant the amount of any such payment to which such participant would otherwise be entitled from Loomis and will indemnify and hold Newco harmless from any and all claims, damages or losses in respect of such nonexchanged MEGA Plan units.

                                  ARTICLE IX

                              CLOSING CONDITIONS
                              ------------------

     SECTION 9.1.  Conditions to Each Party's Obligations under this Agreement.
                   -----------------------------------------------------------
The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated;

          (b) No injunction, restraining order or other ruling or order issued by any court of competent jurisdiction or governmental authority prohibiting the consummation of the transactions contemplated hereby shall be in effect;

          (c) Wells Fargo, the Loomis Stockholders Trust and Newco shall have executed and delivered the Stockholders Agreement, and the Stockholders Agreement shall be in full force and effect;

          (d) the Financing shall be available and the lenders thereunder shall have informed the parties that they are willing to fund the entire amount of the Financing (subject to any applicable agreed-upon borrowing base) without reservation, other than subject to the consummation of the transactions contemplated hereby; and

          (e) the consent of the Lessor under the Associates Lease to the assignment of such Lease to Newco shall have been obtained.

     SECTION 9.2.  Conditions to the Obligations of the Loomis Stockholders
                   --------------------------------------------------------
Trust, Loomis and Loomis Armored under this Agreement.  The obligations of the
-----------------------------------------------------
Loomis Stockholders Trust, Loomis and Loomis Armored under this Agreement shall be further subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

          (a) Each of the obligations of Borg-Warner and Wells Fargo, respectively, required to be performed by them at or prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects, and the representations and warranties of each of Borg-Warner and Wells Fargo contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing (except as to any representation or warranty which specifically relates to an earlier date), and the Loomis Stockholders Trust shall have received a certificate to that effect signed by an officer of each of Borg-Warner and Wells Fargo, as applicable;

          (b) Any and all material Permits, consents, waivers, clearances, and approvals of all governmental bodies which are necessary in connection with the consummation of the transactions contemplated hereby and all third party consents which are set forth in Section 9.2(b) of the Disclosure Schedule shall have been obtained and there shall have not been imposed in connection with obtaining the same any materially adverse or burdensome terms on Loomis or Newco;

          (c) The Loomis Stockholders Trust shall have received from Davis Polk & Wardwell, counsel to Borg-Warner and Wells Fargo, an opinion substantially in the form of Exhibit E hereto; and
            ---------

          (d) The Loomis Stockholders Trust shall have received from the General Counsel of Borg-Warner an opinion substantially in the form of Exhibit F hereto.
                                                               ---------

     SECTION 9.3.  Conditions to the Obligations of Borg-Warner and Wells Fargo
                   -------------------------------------------------------------
under this Agreement.  The obligations of each of Borg-Warner and Wells Fargo
--------------------
under this Agreement shall be further subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

          (a) Each of the obligations of the Loomis Stockholders Trust, Loomis, Loomis Armored and Newco, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and the representations and warranties of each of the Loomis Stockholders Trust, Loomis, Loomis Armored and Newco, respectively, contained in this Agreement shall be true and correct in all material respects as of the date of this

Agreement and as of the Closing Date as though made at and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date), and Borg-Warner and Wells Fargo shall have received a certificate to that effect signed by an officer or other authorized representative of each of Loomis, Newco and the Loomis Stockholders Trust, as applicable;

          (b) Any and all material Permits, consents, waivers, clearances, approvals and authorizations of all governmental bodies which are necessary in connection with the consummation of the transactions contemplated hereby and all third party consents which are set forth in Section 9.3(b) of the Disclosure Schedule shall have been obtained and there shall have not been imposed in connection with obtaining the same any materially adverse or burdensome terms on Wells Fargo or Newco;

          (c) Borg-Warner shall have received from Weil, Gotshal & Manges LLP, counsel to Loomis, an opinion in substantially the form of Exhibit G hereto;
                                                           ---------

          (d) Borg-Warner shall have received from Prickett, Jones, Elliott, Kristol & Schnee, counsel to the Loomis Stockholders Trust, an opinion substantially in the form of Exhibit H hereto;
                             ---------

          (e) The Loomis Stockholder Trust and Newco shall have executed and delivered the Loomis Excess Claims Assumption Agreement, and the Loomis Excess Claims Assumption Agreement shall be in full force and effect; and

          (f) Newco shall have established each of the Loomis Casualty and Employee Claims Trust and the Loomis Indemnity Trust, each in form and substance reasonably satisfactory to Wells Fargo and the Loomis Stockholders Trust.


                                   ARTICLE X

                                    CLOSING
                                    -------

     SECTION 10.1.  Closing.  The closing of the transactions contemplated by
                    -------
this Agreement (the "Closing") shall take place at the offices of Weil, Gotshal
                     -------
& Manges LLP, 767 Fifth Avenue, New York, NY 10153, subject to the satisfaction or waiver of the conditions set forth in Article IX, on the later of (i) two business days after the receipt of all requisite governmental approvals and (ii) the date of the closing of the Financing, or at such other time and place and on such other date as Borg-Warner and the Loomis Stockholders Trust shall agree (the "Closing Date"). At the Closing:
      ------------

          (a) Borg-Warner and Wells Fargo shall deliver the following:

                    (i)    the certificates described in Section 9.2(a); and

                    (ii) copies of such bills of sale, assignments, general warranty deeds, and other good and sufficient instruments of transfer as Loomis and the Loomis Stockholders Trust may reasonably request conveying and transferring to Newco title to the Transferred Assets.

          (b) the Loomis Stockholders Trust shall deliver or cause to be delivered the following:

                    (i)    the certificates described in Section 9.3(a);

                    (ii) certificate(s) representing all of the outstanding shares of Loomis Common Stock duly endorsed or accompanied by stock powers duly endorsed in blank or for transfer to Newco; and

                    (iii)  the Loomis Excess Claims Assumption Agreement.

          (c) Newco shall deliver the following:

                    (i) to Wells Fargo, a certificate for 4,900,000 shares of Newco Common Stock registered in the name of Wells Fargo;

                    (ii) to Wells Fargo, an assignment and assumption agreement with respect to the transfer of the Transferred Assets and the assumption of the Assumed Liabilities;

                    (iii)  to Wells Fargo, a cash payment in accordance with
     Section 2.3;

                    (iv) to the Loomis Stockholders Trust, a certificate for 5,100,000 shares of Newco Common Stock registered in the name of the Loomis Stockholders Trust;

                    (v)    to the Loomis Stockholders Trust, the NOL Note;

                    (vi) to the Loomis Indemnity Trust, a cash payment in accordance with Section 1.2(b);

                    (vii) to the Loomis Casualty and Employee Claims Trust, a cash payment in accordance with Section 1.2(b);

                    (viii) to Loomis, a capital contribution consisting of a cash payment in the amount of the Loomis Closing Liabilities;

                    (ix) to Loomis, a capital contribution consisting of the Class I beneficial interests in the Loomis Indemnity Trust and the Loomis Casualty and Employee Claims Trust; and

                    (x) to the Loomis Stockholders Trust, an assignment of the Class II beneficial interests in the Loomis Indemnity Trust and the Loomis Casualty and Employee Claims Trust.

          (d) Loomis shall redeem the Series I Preferred Stock in accordance with Section 1.4.

                                  ARTICLE XI

                          TERMINATION AND ABANDONMENT
                          ---------------------------

     SECTION 11.1.  Termination.  This Agreement may be terminated and the
                    -----------
transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

          (a) by mutual consent of Borg-Warner and the Loomis Stockholders Trust; or

          (b) by either of Borg-Warner and the Loomis Stockholders Trust:

               (i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Borg-Warner or Wells Fargo on the one hand, or Loomis, Loomis Armored or the Loomis Stockholders Trust on the other, set forth in this Agreement which breach would result in a Material Adverse Effect on Wells Fargo or Loomis, respectively, and which shall not have been cured within 20 business days following receipt by the breaching party of notice of such breach; provided, however, that such 20
                                               --------  -------
     business day period shall be extended so long as the breaching party shall use its best efforts to cure such breach and such breach is capable of being cured prior to the Closing;

                    (ii) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

                    (iii) if the Closing Date shall not have occurred on or before April 1, 1997; provided, however, that the right to terminate this
                           --------  -------
     Agreement shall not be available to any party whose material breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

     SECTION 11.2.  Procedure and Effect of Termination.  In the event of
                    -----------------------------------
termination pursuant to Section 11.1, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

          (a) upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

          (b) no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (i) that the provisions of Sections 8.5 and 8.7(b) (but, in the case of Section 8.7(b), only if there has been a breach of Section 8.7(a) prior to such termination) and this Section 11.2 shall remain in full force and effect and
(ii) no party waives any claim or right against a breaching party to the extent that such termination results from (x) a knowing material breach by a party hereto of any of its covenants or agreements set forth in this Agreement or (y) a knowing material breach by a party hereto of any representation or warranty set forth in this Agreement, but only if such breach shall have occurred or was otherwise existing as of the date of this Agreement.

                                  ARTICLE XII

                                INDEMNIFICATION
                                ---------------

     SECTION 12.1.  Environmental Indemnification.
                    -----------------------------

          (a) From and after the Closing until the date set forth in clause (d) below,

               (i) Borg-Warner shall indemnify, pay, reimburse, defend and otherwise hold harmless Newco and its Subsidiaries (collectively, the "Newco Parties") from and against any and all reasonable costs and expenses
      --------------
     incurred by Newco to (x) remove or upgrade any USTs on the Wells Fargo Sites as necessary to bring such USTs into compliance, by December 31, 1998, with the UST Rules, (y) investigate, monitor, remediate or otherwise clean up any Hazardous Materials Released on or prior to the Closing or in conjunction with actions required pursuant to clause (x) immediately above, in each case, from any USTs on the Wells Fargo Sites with respect to which UST Closure has not been obtained prior to Closing, and (z) investigate, monitor, remediate or otherwise address any Known Environmental Condition existing as of the date of this Agreement and set forth in Section 4.20(a) of the Disclosure Schedule; and

               (ii) the Loomis Stockholders Trust shall indemnify, pay, reimburse, defend and otherwise hold harmless the Newco Parties from and against any and all reasonable costs and expenses incurred by Newco to (x) remove or upgrade any USTs on the Loomis Sites as necessary to bring such USTs into compliance, by December 31, 1998, with the UST Rules, (y) investigate, monitor, remediate or otherwise clean up any Hazardous Materials Released on or prior to the Closing or in conjunction with actions required by clause (x) immediately above, in each case, from any USTs on the Loomis Sites with respect to which UST Closure has not been obtained prior to the Closing, and (z) investigate, monitor, remediate or otherwise address any Known Environmental Condition existing as of the date of this Agreement and disclosed in Section 5.22(a) of the Disclosure Schedule.

              (b) Any removal, upgrade, investigation, monitoring, remedial or other actions undertaken pursuant to Section 12.1(a)(i)(x) or Section 12.1(a)(ii)(x) shall be performed in a reasonable and cost-effective manner, taking into account the current use of the site, and shall be limited to those actions necessary to comply with the UST Rules and, if applicable, to receive UST Closure and, with respect to any remedial, monitoring, investigation or clean-up activities undertaken pursuant to Section 12.1(a)(i)(y) or (z) or
Section 12.1(a)(ii)(y) or (z), shall be limited to those activities required by applicable regulatory authorities to comply with Environmental Laws and shall be performed in a reasonable and cost-effective manner, taking into account the current use of the site. In the event Newco shall cause the removal of any UST that could otherwise be upgraded pursuant to Section 12.1(a) in a reasonable and cost-effective manner, Borg-Warner or the Loomis Stockholders Trust, as the case may be, shall only be liable for that amount which would have been necessary (as provided in the prior sentence) to upgrade such UST (including, if necessary, for any remedial actions which would have been necessary in connection with such upgrade).

          (c) Newco agrees to (i) use reasonable efforts to perform any investigatory, remedial or other actions in a manner which will permit Newco to recover the maximum available funds under any applicable state UST funds and any applicable insurance policies, (ii) apply for any reimbursements or payments from such funds or policies on a timely basis and (iii) promptly reimburse Wells Fargo or the Loomis Stockholders Trust, as applicable, for any amounts received from such funds or policies.

          (d) The respective obligations of Borg-Warner and the Loomis Stockholders Trust pursuant to the provisions set forth in Section 12.1(a) shall survive until the earlier to occur of (i) December 31, 1998 and (ii) the first anniversary of the initial public offering of Newco Common Stock. Thereafter, except as set forth in the next sentence, each of Newco, Wells Fargo and the Loomis Stockholders Trust hereby waives any contribution or similar rights any may have against the others, whether in law or in equity, with respect to environmental matters covered by this Agreement. To the extent there are remedial activities in process as of the date the indemnification obligation terminates pursuant to this clause (d), Newco shall provide Borg-Warner or the Loomis Stockholders Trust, as applicable, with a written estimate describing in reasonable detail the remaining costs and expenses expected to be incurred by Newco which would otherwise have been covered by this Section 12.1. Such costs and expenses may be satisfied in cash (subject to a present value discount rate equal to 8%) or pursuant to an irrevocable letter of credit issued in the full amount of such costs and expenses; provided, however, that prior to the issuance
                                   --------  -------
of any such letter of credit, Borg-Warner and the Loomis Stockholders Trust shall agree upon the period of time in which such pending remedial activities are reasonably expected to be completed and such letter of credit shall be maintained without interruption until the expiration of such period. Except as otherwise provided in the preceding sentence, the procedure for payment of such estimated amounts, or objections thereto, shall be addressed as set forth in clause (e) below.

          (e) As costs and expenses are incurred by Newco from time to time after the Closing pursuant to this Section 12.1, Newco shall provide Borg-Warner or the Loomis Stockholders Trust, as applicable, with a written statement describing in reasonable detail such costs and expenses incurred or estimated in good faith to be incurred by Newco. In the event that Borg-Warner or the Loomis Stockholders Trust, as applicable, has no objections to such statement, such party shall pay Newco the amount set forth in such statement within 60 days of receipt of such statement. In the event that Borg-Warner or the Loomis Stockholders Trust, as applicable, objects to any such costs and expenses set forth in any statement, such party shall, within 30 days of receipt of such statement, submit to Newco a written notice of objection thereto stating in reasonable detail the reason for such objection. In the event that such party and Newco cannot come to a mutual agreement regarding the costs and expenses objected to by such party within 30 days after the receipt by Newco of written notice objecting to such costs and expenses, the matter shall be settled exclusively by arbitration in the manner set forth in Section 12.5(c) hereof. Any amounts due to Newco as a result of such arbitration shall be paid promptly following the conclusion of such arbitration.

     SECTION 12.2.  Accounts Receivable Indemnification.  From and after the
                    -----------------------------------
Closing, Borg-Warner shall indemnify, pay, reimburse, defend and otherwise hold harmless the Loomis Stockholders Trust from and against any Accounts Receivable Reserve Excess; provided, however, that notwithstanding anything in this
                --------  -------
Agreement to the contrary, in no event will Borg-Warner be liable hereunder for any amount of Accounts Receivable Reserve Excess greater than $500,000 in the aggregate. As used in this Agreement, "Accounts Receivable Reserve Excess"
                                        ----------------------------------
means the amount in excess of $2,000,000, if any, of gross accounts receivable of Wells Fargo reflected on the WF Final Balance Sheet ("WF Accounts
                                                         -----------
Receivable") that are not collected within 180 days after the Closing Date,
----------
minus any amounts previously paid by Borg-Warner to the Loomis Stockholders
-----
Trust for Accounts Receivable Reserve Excess pursuant to this Section 12.2. Newco hereby agrees to pursue the collection of the WF Accounts Receivable in the same manner and at the same level of diligence as Newco shall pursue the collection of its other similar accounts receivable. Not later than 195 days after the Closing Date, Newco shall give notice, certified by the Chief Financial Officer of Newco (the "Receivables Notice"), to Borg-Warner and the
                                 ------------------
Loomis Stockholders Trust setting forth the collection of WF Accounts Receivable through such 180th day and the amount, if any, of any Accounts Receivable Reserve Excess, together with a written description in reasonable detail of the calculation thereof. Following the date of such Receivables Notice, Borg-Warner shall have 30 days within which to (i) pay the amount of any Accounts Receivable Reserve Excess set forth in the Receivables Notice to the Loomis Stockholders Trust or (ii) provide Newco and the Loomis Stockholders Trust written objection (the "Receivables Objection") to the calculation of the amount of Accounts
      ---------------------
Receivable Reserve Excess, if any. The Loomis Stockholders Trust shall then have 30 days to review and respond in writing to the Receivables Objection. If Borg-Warner and the Loomis Stockholders Trust are unable to resolve any disagreements with respect to the determination of the Accounts Receivable Reserve Excess within 30 days following the Loomis Stockholders Trust's response to the Receivables Objection, Borg-Warner may refer their remaining differences to the CPA Firm, which shall, acting as arbitrators, determine, only with respect to the remaining differences so submitted, whether and to what extent the Accounts Receivable Reserve Excess set forth in the Receivables Notice requires adjustment. The CPA Firm's determination shall be delivered in writing to Borg-Warner and the Loomis Stockholders Trust and shall be conclusive and binding upon Borg-Warner and the Loomis Stockholders Trust. In the event that the CPA Firm determines that any amount is due and owing to the Loomis Stockholders Trust pursuant to this Section 12.2, or Borg-Warner and the representative for the Loomis Stockholders Trust agree as to any amount due and owing pursuant hereto, such amount shall be paid promptly to the Loomis Stockholders Trust by wire transfer to an account designated by the Loomis Stockholders Trust. The fees and disbursements of the CPA Firm shall be paid (x) by Borg-Warner if the difference between Borg-Warner's calculation of the Accounts Receivable Reserve Excess and the CPA Firm's calculation thereof is greater than the difference between the Loomis Stockholders Trust's calculation of the Accounts Receivables Reserve Excess and the CPA Firm's calculation thereof and (y) by the Loomis Stockholders Trust if the difference between the Loomis Stockholders Trust's calculation of the Accounts Receivable Reserve Excess and the CPA Firm's calculation thereof is greater than the difference between Borg-Warner's calculation of the Accounts Receivable Reserve Excess and the CPA Firm's calculation. Borg-Warner and Newco shall make readily available to the CPA Firm all relevant books and records and any work papers relating to the Accounts Receivable Reserve Excess calculation and all other items reasonably requested by the CPA Firm and shall, at the request of the CPA Firm, request that Deloitte make available its work papers as permitted under relevant professional standards.

     SECTION 12.3.  General Indemnification.
                    -----------------------

          (a) After the Closing, subject to Sections 12.6(a) and 13.12 hereof, Borg-Warner and Wells Fargo, jointly and severally, will indemnify, defend and hold harmless the Newco Parties from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of any breach by Borg-Warner or Wells Fargo of any of their respective representations, warranties, covenants or agreements contained in Article IV (except for Section 4.20, which indemnity shall be governed exclusively by Section 12.1 hereof;
Section 4.13, which indemnity shall be governed exclusively by Section 12.4; and any breach of a representation or warranty by Borg-Warner or Wells Fargo relating to WF Accounts Receivable, which indemnity shall be governed exclusively by Section 12.2) and Article VIII hereof.

          (b) After the Closing, subject to Sections 12.6(b) and 13.12 hereof, the Loomis Stockholders Trust will indemnify, defend and hold harmless the Newco Parties from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of any breach by Loomis, Loomis Armored, or the Loomis Stockholders Trust of any of their respective representations, warranties, covenants or agreements contained in Articles V (except for Section 5.22, which indemnity shall be governed exclusively by Section 12.1 hereof; and
Section 5.14, which indemnity shall be governed exclusively by Section 12.4),
Article VI and Article VIII hereof.

     SECTION 12.4.  Tax Indemnification.
                    -------------------

          (a) Subject to Section 12.4(c), after the Closing, Borg-Warner and Wells Fargo, jointly and severally, will indemnify, defend and hold harmless the Newco Parties from and against any and all Wells Fargo Indemnifiable Taxes and the Indemnifiable Losses relating to, resulting from or arising out of such Wells Fargo Indemnifiable Taxes and any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of any breach by Borg-Warner or Wells Fargo of the representations and warranties set forth in Section 4.13(b); provided that neither Borg-Warner nor Wells Fargo shall have any
         --------
obligation to make any payment to any of the Newco Parties pursuant to this
Section 12.4(a) unless and until the aggregate amount of all claims arising pursuant hereto exceeds $250,000 and then only for the amount of such excess.

          (b) Subject to Section 12.4(c), after the Closing, the Loomis Stockholders Trust will indemnify, defend and hold harmless the Newco Parties from and against any and all Loomis Excluded Taxes and the Indemnifiable Losses relating to, resulting from or arising out of such Loomis Excluded Taxes and any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of any breach by Loomis or Loomis Armored of the representations and warranties set forth in Section 5.14(d); provided that the Loomis Stockholders
                                         --------
Trust shall have no obligation to make any payment to any of the Newco Parties pursuant to this Section 12.4(b) unless and until the aggregate amount of all claims arising pursuant hereto exceeds $250,000 and then only for the amount of such excess.

          (c) The indemnification obligations set forth in this Section 12.4 shall survive until the earlier of the second anniversary of the Closing Date and the consummation of the initial public offering of Newco Common Stock; provided, however, that any claim asserted by the relevant taxing authority
--------  -------
prior to such time shall survive until paid or until there is a Final Determination that no portion of such claim is owed to such taxing authority. In the event that Borg-Warner or the Loomis Stockholders Trust, as applicable, objects to the calculation of any such indemnification obligations, such party shall, within 30 days of receipt of such claim, submit to Newco a written notice of objection thereto stating in reasonable detail the reason for such objection. In the event that the such party and Newco cannot come to a mutual agreement regarding the claim objected to by such party within 30 days after the receipt by Newco of written notice objecting to such claim, the matter shall be settled exclusively by arbitration in the manner set forth in Section 12.5(c) hereof. Any amounts due to Newco as a result of such arbitration shall be paid promptly following the conclusion of such arbitration.

     SECTION 12.5.  Defense and Payment of Claims.
                    -----------------------------

          (a) If Newco receives notice of the assertion or commencement of any Third Party Claim which is subject to indemnification under this Agreement, Newco will give Borg-Warner and the Loomis Stockholders Trust reasonably prompt written notice thereof. Such notice will (i) describe the Third Party Claim in reasonable detail, (ii) include copies of all material written evidence thereof and (iii) indicate the estimated amount, if reasonably practicable, of the cost, expense, loss or diminution in value that has been or may be sustained by Newco as a result of such Third Party Claim. The indemnifying party shall have the right to participate in, or, by giving written notice to Newco, to assume and control the defense of any Third Party Claim at such indemnifying party's own expense and by such indemnifying party's own counsel (reasonably satisfactory to Newco), and Newco will, and, to the extent that such Third Party Claim relates to acts or omissions of Wells Fargo prior to the Closing, Borg-Warner and Wells Fargo will, cooperate in good faith in such defense. If an indemnifying party shall not assume the defense of a Third Party Claim or shall not diligently defend a Third Party Claim so assumed by such indemnifying party, Newco shall defend such Third Party Claims and may settle such claims at the discretion of the Board of Directors of Newco. The indemnifying party shall not be liable for any settlement of any Third Party Claim effected without its consent, which shall not be unreasonably withheld. Within thirty days after the receipt of notice from Newco of such settlement or a judgment in respect of such claim which is final and nonappealable or as to which a decision by Newco and the indemnifying party has been made not to undertake any further appeal, the indemnifying party shall deliver cash payment to Newco in the amount of such Indemnifiable Loss.

          (b) Newco will give Borg-Warner and the Loomis Stockholders Trust reasonably prompt notice of the incurrence of any Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim"). Any such notice will
                                        ------------
(i) describe the Direct Claim in reasonable detail, (ii) include copies of all material written evidence thereof and (iii) indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Loomis Parties or the Wells Fargo Parties, as the case may be, as a result of such Direct Claim. Within thirty days after the receipt of the notice of a Direct Claim, the Loomis Stockholders Trust or Borg-Warner, as the case may be, shall deliver cash payment to Newco in the amount set forth in such notice, unless the procedures for arbitration set forth in Section 12.5(c) are elected by such party for any disputed Indemnifiable Loss as a result of a Direct Claim within such thirty days.

          (c) Subject to Section 12.6 hereof, in the event that either Borg-Warner or the Loomis Stockholders Trust disagree as to the amount of any Indemnifiable Loss which arises out of a Direct Claim or in connection with
Section 12.1, 12.3 or 12.4 hereof, at the request of either the Loomis Stockholders Trust or Borg-Warner, as the case may be, the matter shall be settled exclusively by arbitration held in such place as is determined by the arbitrators, pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be heard before three arbitrators, each experienced in the matters at issue, one to be selected by the Loomis Stockholders Trust or Borg-Warner, as the case may be, one to be selected by Newco and the third to be selected by the first two arbitrators. The arbitrators shall apply the law of the State of New York applicable to contracts made and to be performed entirely in such state (without giving effect to conflicts of law provisions thereof) in resolving any such dispute. The arbitrators shall not have the power or authority to alter, modify, amend, add to or subtract from any term or provision of this Agreement, nor to grant any injunctive relief, including interim relief, of any nature. In all other respects, the Commercial Arbitration Rules of the American Arbitration Association shall govern the arbitration. The parties acknowledge and agree that the decision of the arbitrators pursuant to this Section 12.5(c) shall be final and nonappealable and may be enforced by either the Loomis Stockholders Trust or Borg-Warner, as the case may be, or Newco in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. Any amount awarded by the arbitrator pursuant to this Section 12.5 shall be paid promptly to the appropriate party by wire transfer to an account designated by such party.

     SECTION 12.6.  Limitation of Liability.
                    -----------------------

          (a)  Newco shall not be entitled to make a claim pursuant to Section
12.3 against Borg-Warner or Wells Fargo for any Indemnifiable Losses unless and until the aggregate amount of such Indemnifiable Losses exceeds $500,000 and then only in the amount of such excess; provided, however, that in no event
                                        --------  -------
shall Borg-Warner and Wells Fargo, together, be liable pursuant to Section 12.3 for any Indemnifiable Losses in excess of $5,000,000 in the aggregate.

          (b)  Newco shall not be entitled to make a claim pursuant to Section
12.3 against the Loomis Stockholders Trust for any Indemnifiable Losses unless and until the aggregate amount of such Indemnifiable Losses exceeds $500,000 and then only in the amount of such excess; provided, however, that in no event
                                        --------  -------
shall the Loomis Stockholders Trust be liable pursuant to Section 12.3 for any Indemnifiable Losses in excess of $5,000,000 in the aggregate; provided further
                                                               -------- -------
that the limitations set forth in this Section 12.6(b) shall not apply to any Indemnifiable Losses incurred by Newco pursuant to Section 8.26.

                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     SECTION 13.1.  Amendment and Modification.  This Agreement may be amended
                    --------------------------
by a written instrument signed by Loomis, the Loomis Stockholders Trust, Borg-Warner and Wells Fargo and, as applicable, approved by action taken by their respective Boards of Directors, at any time.

     SECTION 13.2.  Waiver of Compliance; Consents.  Any failure of Loomis,
                    ------------------------------
Loomis Armored or the Loomis Stockholders Trust, on the one hand, or Borg-Warner or Wells Fargo, on the other hand, to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by Borg-Warner or the Loomis Stockholders Trust, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

     SECTION 13.3.  Validity.  The invalidity or unenforceability of any
                    --------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     SECTION 13.4.  Expenses and Obligations.  The filing fees incurred in
                    ------------------------
connection with the filings or registrations with the DOJ and FTC pursuant to the HSR Act shall be borne equally by Wells Fargo and Loomis. Except as otherwise provided in this Agreement, Newco shall pay or otherwise be responsible for all Transaction Costs incurred by Loomis, Borg-Warner or their Subsidiaries; provided that Newco shall not pay or otherwise be responsible for
              --------
any costs or expenses related to any fairness opinion to be obtained by Borg-Warner in connection with the consummation of the transactions contemplated hereby.

     SECTION 13.5.  Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and, except as provided below, inure solely to the benefit of each party hereto, and, nothing in this Agreement, except as set forth below, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 13.6.  Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows:

          (a)  If to Loomis, to:

               Loomis Holding Corporation
               c/o Wingate Partners, L.P.
               750 North St. Paul, Suite 1200
               Dallas, Texas  75201
               Attention:  Frederick B. Hegi, Jr.
               Facsimile No.:  214/871-8799

               with copies to:

               Weil, Gotshal & Manges LLP
               100 Crescent Court, Suite 1300
               Dallas, Texas  75201
               Attention:  Mary R. Korby, Esq.
               Facsimile No.:  214/746-7777

          (b)  If to Borg-Warner or Wells Fargo, to:

               200 South Michigan Avenue
               Chicago, Illinois 60604
               Attention:    J. Joe Adorjan
               Facsimile No.: 312/322-8629

               with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017
               Attention:  William Rosoff, Esq.
               Facsimile No.: 212/450-5954

          (c)  If to the Loomis Stockholders Trust, to:

               Wingate Partners, L.P.
               750 North St. Paul
               Suite 1200
               Dallas, Texas  75201
               Attention:  Frederick B. Hegi, Jr.
               Facsimile No.:  214/871-8799

               with a copy to:

               Weil, Gotshal & Manges LLP
               100 Crescent Court
               Suite 1300
               Dallas, Texas  75201-6950
               Attention:  Mary R. Korby, Esq.
               Facsimile No.:  214/746-7777

     SECTION 13.7.  Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of New York without regard to the conflicts-of-laws rules thereof.

     SECTION 13.8.  Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     SECTION 13.9.  Headings.  The article and section headings contained in
                    --------
this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 13.10.  Entire Agreement.  This Agreement, the Loomis Indemnity
                     ----------------
Trust Agreement, the Loomis Casualty and Employee Claims Trust Agreement, the Loomis Excess Claims Assumption Agreement, the Stockholders Agreement and the Disclosure Schedule embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants in respect of the subject matter contained herein or therein other than those expressly set forth herein or therein. This Agreement, the Loomis Indemnity Trust Agreement, the Loomis Casualty and Employee Claims Trust Agreement, the Loomis Excess Claims Assumption Agreement, the Stockholders Agreement and the Disclosure Schedule supersede all prior agreements and understandings between the parties with respect to such subject matter.

     SECTION 13.11.  Assignment.  This Agreement shall not be assigned by
                     ----------
operation of law or otherwise.

     SECTION 13.12.  Termination of Representations and Warranties.  All
                     ---------------------------------------------
representations and warranties of Borg-Warner, Wells Fargo, Newco, the Loomis Stockholders Trust, Loomis and Loomis Armored shall survive the Closing until the date which is 30 days following the date of delivery to Newco, Borg-Warner and the Loomis Stockholders Trust of the unqualified report by Newco's independent auditor on the audited consolidated balance sheet of Newco as of December 31, 1997, together with the related audited consolidated statements of income, stockholders' equity and changes in cash flows for the fiscal year ended December 31, 1997 (the "Newco Audited Financials"); provided, that the
                        ------------------------    --------
representations and warranties set forth in Sections 4.13(a), 4.20, 5.14(a),
(b), (c) and (e) and 5.22 and any representation and warranty of Borg-Warner or Wells Fargo relating to WF Accounts Receivable shall terminate on the Closing Date and provided further that the representations and warranties set forth in
Section 4.13(b) and 5.14(d) shall survive for the period specified in Section 12.4(c). Newco agrees that is shall cause its independent auditor to deliver copies of the Newco Audited Financials to Borg-Warner and the Loomis Stockholders Trust simultaneously with the delivery thereof to Newco. Any claims for indemnification with respect to any of such matters which are not asserted by notice given to the indemnifying party relating thereto within such specified period of survival may not be pursued and are hereby irrevocably waived after such time. Any claims for indemnification asserted within such period of survival as herein provided will be timely made for purposes hereof, and the representations and warranties which are the subject of such claims will be deemed to survive but only with respect to such claims and only until such claims are resolved in accordance with the indemnification procedures set forth herein.

     SECTION 13.13.  Bulk Sales.  Newco waives compliance by Wells Fargo with
                     ----------
the provisions of the so-called bulk sales Law of any jurisdiction; provided,
                                                                    --------
however, that Borg-Warner and Wells Fargo will jointly and severally indemnify,
-------
defend and hold harmless Newco and its Affiliates in respect of any Indemnifiable Loss relating to, resulting from or arising out of Wells Fargo's failure to so comply with such Laws in connection with the transactions contemplated by this Agreement.

     SECTION 13.14.  Exclusive Remedy.  Each party hereto agrees that, to the
                     ----------------
fullest extent permitted by law, such party's sole and exclusive remedy after the Closing with respect to any claim or cause of action asserted by it relating to or arising from breaches of the representations and warranties of any other party contained in this Agreement or the covenants of any other party contained in Article VIII of this Agreement shall be limited to its rights under, and shall be subject to the terms and conditions of, this Agreement.

     SECTION 13.15.  Jurisdiction and Venue.  The parties hereto agree that any
                     ----------------------
suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in the United States District Court for the District of New York, United States of America or, in the absence of jurisdiction, the Supreme Court of New York. Each party waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

           [The remainder of this page is intentionally left blank]

  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

                         BORG-WARNER SECURITY CORPORATION


                         By: /s/ Timothy M Wood
                             -----------------------------------
                         Name: Timothy M. Wood
                               ---------------------------------
                         Title: Vice President
                               ---------------------------------

                         WELLS FARGO ARMORED SERVICE CORPORATION


                         By: /s/ Timothy M. Wood
                             -------------------------------------
                         Name: Timothy M. Wood
                               -----------------------------------
                         Title: Vice President
                               -----------------------------------

                         LOOMIS-WELLS CORPORATION


                         By: /s/ F.B Hegi Jr
                             -------------------------------------
                         Name: Frederick B. Hegi, Jr.
                              ------------------------------------
                         Title: President
                               -----------------------------------

                         LOOMIS HOLDING CORPORATION


                         By: /s/ F.B Hegi Jr
                            ---------------------------------------
                         Name: Frederick B. Hegi, Jr.

                         Title: Chairman and Chief Executive Officer
                               ------------------------------------

                        LOOMIS ARMORED INC.


                        By: /s/ F B Hegi Jr
                           ---------------------------
                        Name: Frederick B Hegi, Jr
                             --------------------------
                        Title: Chairman
                              -------------------------

                        LOOMIS STOCKHOLDERS TRUST


                        By: /s/ F B Hegi Jr
                           ---------------------------
                        Name: Frederick B. Hegi, Jr
                             -------------------------
                        Title: Manager
                              ------------------------

                                  APPENDIX A

                                 Defined Terms
                                 -------------

          For purposes of the Agreement and the Disclosure Schedule, the term:

          "Accounts Receivable Reserve Excess" shall have the meaning set forth in Section 12.2.

          "Acquisition Proposal" shall have the meaning set forth in Section 8.7(a).

          "Active Employees" shall have the meaning set forth in Section
8.21(a).

          "Adjusted Working Capital" shall have the meaning set forth in Section 3.1(c).

          "Administrative Assistance" shall have the meaning set forth in
Section 8.17.

          "Affiliate" shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another Person; provided, that for purposes of this Agreement,
                              --------
Newco shall not be an Affiliate of any other party hereto.

          "Agreement" shall have the meaning set forth in the introductory paragraph.

          "Amortizable Intangibles" shall have the meaning set forth in Section 8.13(a).

          "Armored Common Stock" shall have the meaning set forth in Section 5.4(b).

          "Associates Lease" shall mean that certain Truck Lease Agreement, dated as of June 16, 1993, between Associates Leasing, Inc. and Wells Fargo.

          "Assumed Liabilities" shall have the meaning set forth in Section 2.1(b).

          "Basis Schedule" shall have the meaning set forth in Section 8.13(a).

          "Borg-Warner" shall have the meaning set forth in the introductory paragraph.

          "Business Trust Agreement" shall have the meaning set forth in the Recitals.

          "Closing" shall have the meaning set forth in Section 10.1.

          "Closing Balance Sheets" shall have the meaning set forth in Section 3.1(a).

          "Closing Date" shall have the meaning set forth in Section 10.1.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Competing Transaction" shall have the meaning set forth in Section 8.7(b).

          "Contingent Exercise Agreements" shall have the meaning set forth in
Section 8.24.

          "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, deed of trust, lease, license, conditional sales contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement.

          "CPA Firm" means an independent public accounting firm of national prominence that is unanimously approved by the executive committee of Newco or, failing such approval, chosen by Deloitte and E&Y.


          "Deloitte" shall have the meaning set forth in Section 3.1(a).

          "Designated Transferred Assets" shall have the meaning set forth in
Section 2.1(a).

          "Direct Claim" shall have the meaning set forth in Section 12.5(b).

          "Disclosure Schedule" shall mean the Disclosure Schedule delivered by Loomis, Loomis Armored and the Loomis Stockholders Trust, on the one hand, and Borg-Warner and Wells Fargo, on the other hand, at or prior to the execution of this Agreement.

          "DOJ" shall have the meaning set forth in Section 4.5.

          "E&Y" shall have the meaning set forth in Section 3.1(a).

          "Environmental Claim" means any notice of violation, action, claim, Environmental Lien, demand, abatement or other Order or direction (conditional or otherwise) by any governmental authority or any other person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment (including natural resources), nuisance, pollution, contamination, trespass or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, odor or audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) in quantities or at levels that would require remediation under the Environmental Laws; (ii) the transportation, storage, treatment or disposal of Hazardous Materials on or prior to the Closing Date; or (iii) the violation, or alleged violation, of any Environmental Law, Order or Environmental Permit of or from any governmental authority relating to environmental matters in existence on the Closing Date.

          "Environmental Costs and Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and Remedial Action) of or relating to Wells-Fargo and/or Loomis or arising in connection with or relating to the business, the Transferred Assets or activities or operations conducted at any property now or previously owned, licensed, or leased by Wells-Fargo and/or Loomis, respectively, arising from or under any (i) Environmental Law, Environmental Claim or (ii) Contract in existence as of the Closing Date with any governmental authority or other Person relating to any Environmental Law.

          "Environmental Law" means any applicable federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, or natural resources, or public or employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"),
                                                                       ------
42 U.S.C. (S) 9601 et seq., the Hazardous Materials Transportation Act, 49
                   -- ----
U.S.C. (S) 1801 et seq., the Resource Conservation and Recovery Act
                -- ----
("RCRA"), 42 U.S.C. (S) 6901 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et
  ----                       -- ----                                          --
seq., the Clean Air Act, 33 U.S.C. (S) 2601 et seq., the Toxic Substances
----                                        -- ----
Control Act, 15 U.S.C. (S) 2601 et seq., the Federal Insecticide, Fungicide, and
                                -- ----
Rodenticide Act, 7 U.S.C. (S) 136 et seq., the Oil Pollution Act of 1990, 33
                                  -- ----
U.S.C. (S) 2701 et seq., and Federal Safe Drinking Water Act 42 U.S.C. (S) 300 F
                -- ----
et seq., as such laws have been amended or supplemented, on or prior to the
-- ----
Closing Date and the regulations promulgated pursuant thereto on or prior to the Closing Date, and all analogous state or local statutes as in effect on or prior to the Closing Date.

          "Environmental Permit" means any permit, approval, authorization, license, variance, registration, or permission required under any applicable Environmental Law or any Order relating to any Environmental Law.

          "ERISA" shall have the meaning set forth in Section 4.12(a).

          "Excluded Assets" shall have the meaning set forth in Section 2.1(a).

          "Excluded Liabilities" shall have the meaning set forth in Section 2.1(b).

          "Final Determination" shall have the meaning set forth in Section 8.13(d)

          "Financial Advisory Fees" shall have the meaning set forth in Section 1.2(c).

          "Financing" shall have the meaning set forth in Section 8.10.

          "FTC" shall have the meaning set forth in Section 4.5.

          "GAAP" shall have the meaning set forth in Section 4.6.

          "Hazardous Material" means any substance, material or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of, or otherwise regulated under, any Environmental Law, and includes, but is not limited to, petroleum, petroleum products (including crude oil and any fraction thereof), asbestos, asbestos-containing materials, urea formaldehyde and polychlorinated biphenyls.

          "HSR Act" shall have the meaning set forth in Section 4.5.

          "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses, and any and all claims, demands or suits (by any Person), including without limitation the reasonable costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees and expert consultant and engineering fees and expenses in connection therewith.

          "Intellectual Property" shall have the meaning set forth in Section 4.16.

          "knowledge" of Borg-Warner or Wells Fargo shall mean the actual knowledge, after due inquiry, of J. Joe Adorjan, Timothy M. Wood, John D. O'Brien and each of the executive officers of Wells Fargo, and "knowledge" of Loomis or Loomis Armored shall mean the knowledge, after due inquiry, of Frederick B. Hegi, Jr., Jay I. Applebaum and each of the executive officers of Loomis.

          "Known Environmental Conditions" shall have the meaning set forth in
Section 4.20(a).

          "Law" means any domestic or foreign statute, law, ordinance, rule or regulation of any domestic or foreign court, government, governmental agency, authority, entity or instrumentality.


          "Legal Proceedings" means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings.

          "Liens" shall have the meaning set forth in Section 4.10.

          "Litigation" shall have the meaning set forth in Section 4.9.

          "Loomis" shall have the meaning set forth in the introductory paragraph.

          "Loomis Armored" shall have the meaning set forth in the introductory paragraph.

          "Loomis Casualty and Employee Claims" shall have the meaning set forth in Section 1.2(c).

          "Loomis Casualty and Employee Claims Trust" shall have the meaning set forth in Section 1.2(b).

          "Loomis Casualty Insurance Deposits" mean all deposits with respect to the casualty insurance policy or policies with CIGNA in effect immediately prior to Closing in respect of the Loomis Casualty and Employee Claims, whether such deposits are, for accounting purposes, reported as cash or a reduction of insurance reserves.

          "Loomis Class B Common Stock" shall have the meaning set forth in
Section 5.4(a).

          "Loomis Closing Balance Sheet" shall have the meaning set forth in
Section 3.1(a).

          "Loomis Closing Liabilities" shall have the meaning set forth in
Section 1.2(c).

          "Loomis Common Stock" shall have the meaning set forth in the Recitals.

          "Loomis Employee Benefit Plans" shall have the meaning set forth in
Section 5.13(a).

          "Loomis Excess Claims Assumption Agreement" shall have the meaning set forth in Section 1.2(c).

          "Loomis Excess Payment" shall have the meaning set forth in Section 1.2(c).

          "Loomis Excluded Taxes" shall mean (A) any liability for Taxes with respect to any taxable period (or portion thereof) of Loomis or any Subsidiary (or any predecessor) ending on or before the Closing Date (including a period deemed to end on the Closing Date as herein provided), except to the extent such Taxes are reflected as liabilities set forth in the Loomis Closing Balance Sheet; (B) any liability for Taxes of any member of an affiliated, consolidated, combined or unitary group (other than Loomis or any Subsidiary) of which Loomis or any Subsidiary (or any predecessor) is or was a member on or prior to the Closing Date by reason of the liability of Loomis or any Subsidiary pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation; and (C) any liability for Taxes attributable to or resulting from the transactions occurring pursuant to Article I of this Agreement, other than sales, use, recording, transfer or other similar Taxes included within the definition of Transaction Costs. With respect to any taxable period which includes but does not end on the Closing Date, any liability for Taxes allocable to Loomis and its Subsidiaries shall be determined by closing the books of Loomis and its Subsidiaries as of the close of business on the Closing Date or, where not susceptible to such allocation, based on the number of elapsed days through the Closing Date, and by allocating Taxes through the Closing Date to Loomis.

          "Loomis Financial Statements" shall have the meaning set forth in
Section 5.7.

          "Loomis Indebtedness" shall have the meaning set forth in Section 1.2(c).

          "Loomis Indemnity Trust" shall have the meaning set forth in Section 1.2(b).

          "Loomis Intellectual Property" shall have the meaning set forth in
Section 5.17.

          "Loomis Interim Balance Sheet" shall have the meaning set forth in
Section 5.7.

          "Loomis Interim Financial Statements" shall have the meaning set forth in Section 5.7.

          "Loomis Labor Matters" shall have the meaning set forth in Section 5.18(a).

          "Loomis Other Equity Holders" shall have the meaning set forth in the Recitals.

          "Loomis Other Equity Interests" shall have the meaning set forth in the Recitals.

          "Loomis Owned Real Property" shall have the meaning set forth in
Section 5.20.

          "Loomis Sites" shall have the meaning set forth in Section 5.22.

          "Loomis Stockholders Trust" shall have the meaning set forth in the introductory paragraph; provided, that upon the dissolution for any reason of the Loomis Stockholders Trust, such term shall, for purposes of any notice or consent required hereunder, mean Wingate for so long as Wingate and its Affiliates hold 50% or more of the Newco Common Stock held beneficially by them on the Closing Date (as such stock may subsequently be split, combined, exchanged or recapitalized).

          "Loomis Voting Securities" shall have the meaning set forth in Section 5.4(a).

          "Loomis Year End Balance Sheets" shall have the meaning set forth in
Section 5.7.

          "material" means with respect to any Person, an event, change or effect related to the condition of (financial or otherwise), properties, assets, liabilities, business or operations of such Person or any of its Subsidiaries that is material to such Person and its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means a material adverse effect on the business, operations, liabilities, properties, assets or financial condition of the referenced entity and its Subsidiaries taken as a whole.

          "MEGA Plan" shall have the meaning set forth in Section 8.12.

          "New MEGA Plan" shall have the meaning set forth in Section 8.12.

          "Newco" shall have the meaning set forth in the introductory paragraph.

          "Newco Audited Financials" shall have the meaning set forth in Section 13.12.

          "Newco Common Stock" shall have the meaning set forth in Section
1.2(b).

          "Newco Parties" shall have the meaning set forth in Section 12.1(a).

          "Newco Plan" shall have the meaning set forth in Section 8.21(g).

          "NOL Note" shall have the meaning set forth in Section 1.3.

          "NOL Tax Benefit" shall have the meaning set forth in Section 1.3.

          "Offering Memorandum" shall have the meaning set forth in Section 8.16(a).

          "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award.

          "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

          "Permitted Liens" shall have the meaning set forth in Section 4.10.

          "Permits" shall have the meaning set forth in Section 4.14.

          "Receivables Notice" shall have the meaning set forth in Section
12.2.

          "Receivables Objection" shall have the meaning set forth in Section 12.2.

          "Registration Statement" shall have the meaning set forth in Section 8.16(a).

          "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property;

          "Remedial Action" means all actions, including, without limitation, any capital expenditures, required to be taken under Environmental Laws to (i) clean up, remove, treat, or in any other way address a release or threatened release of any Hazardous Material or (ii) bring any property owned, operated or leased by the facilities located and operations conducted thereon by Wells-Fargo or Loomis or any of their respective Subsidiaries, as applicable into compliance with all Environmental Laws and Environmental Permits.

          "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

          "Series I Preferred Stock" shall have the meaning set forth in Section 1.4.

          "Stockholders" shall have the meaning set forth in the Recitals.

          "Stockholders Agreement" shall have the meaning set forth in Section 8.8.

          "Subsidiary" of any Person means any entity of which securities or other ownership interests have ordinary voting power to elect a majority of the board of directors of other persons performing similar functions are owned directly or indirectly by such Person.

          "Taxes" shall mean all taxes, charges, fees, levies, or other similar assessments or liabilities, including without limitation (i) income, gross receipts, ad valorem, premium, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, medicare, and franchise taxes imposed by the United States of America, or by any state, local, or foreign government, or any subdivision, agency, or other similar Person of the United States or any such government; and (ii) any interest, fines, penalties, assessments, or additions to taxes resulting from, attributable to, or incurred in connection with any Tax or any contest, dispute, or refund thereof.

          "Tax Returns" shall mean any report, return, or statement required to be supplied to a taxing authority in connection with Taxes.

          "Third Party Claim" means any claim, action or proceeding made or brought by any Person who is not a party to the Agreement or an Affiliate of a party to the Agreement.

          "Transaction Costs" means all costs, fees, expenses and other disbursements (including, without limitation, sales, use, recording, transfer or other similar Taxes) incurred by Loomis, Borg-Warner or Wells Fargo, as applicable, in connection with the consummation of the transactions contemplated by this Agreement, including without limitation, all fees and expenses of legal, accounting and other experts and professional representatives; provided,
                                                               --------
however, that Transaction Costs shall not include any costs, fees, expenses or
-------
disbursements related solely to the rendering of a fairness opinion to the board of directors of Borg-Warner.

          "Transferred Assets" shall have the meaning set forth in Section
2.1(a).

          "Transferred Employees" shall have the meaning set forth in Section 8.21.

          "Transition Services Agreement" shall have the meaning set forth in
Section 8.17.

          "UST Closure" means a "no further action" letter from the governmental authority having jurisdiction over a UST or other reasonably satisfactory proof of closure of a UST under or pursuant to Environmental Laws.

          "UST Rules" means those federal requirements relating to Underground Storage Tanks set forth in 42 U.S.C. Section 6991 et seq. and any regulations promulgated pursuant to such statutory provisions or as set forth in any state UST program.

          "UST" means underground storage tanks as defined in 42 U.S.C. (S) 6991 et seq.

          "Wells Fargo" shall have the meaning set forth in the introductory paragraph.

          "Wells Fargo Bank" shall have the meaning set forth in Section 8.23.

          "Wells Fargo Excluded Taxes" shall mean (A) any liability for Taxes of any member of an affiliated, consolidated, combined, or unitary group (other than Wells Fargo or any Subsidiary) of which Wells Fargo or any Subsidiary (or any predecessor) is or was a member on or prior to the Closing Date by reason of the liability of Wells Fargo or any

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Subsidiary pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation; and (B) any liability for Taxes attributable to or resulting from the transactions occurring pursuant to
Article II of this Agreement, other than sales, use, recording, transfer or other similar Taxes included within the definition of Transaction Costs.

          "Wells Fargo Indemnifiable Taxes" shall mean any liability for Taxes with respect to any taxable period (or portion thereof) of Wells Fargo or any Subsidiary (or any predecessor) ending on or before the Closing Date (including a period deemed to end on the Closing Date as herein provided), except to the extent such Taxes are reflected as liabilities set forth in the WF Closing Balance Sheet. With respect to any taxable period which includes but does not end on the Closing Date, any liability for Taxes allocable to Wells Fargo and its Subsidiaries shall be determined by closing the books of Wells Fargo and its Subsidiaries as of the close of business on the Closing Date or, where not susceptible to such allocation, based on the number of elapsed days through the Closing Date, and by allocating Taxes through the Closing Date to Wells Fargo.

          "Wells Fargo Sites" shall have the meaning set forth in Section
4.20(a).

          "Wells Puerto Rico" shall have the meaning set forth in Section 8.19.

          "Wingate" shall have the meaning set forth in Section 1.2(c).

          "WF Accounts Receivable" shall have the meaning set forth in Section 12.2.

          "WF Base Amount" shall have the meaning set forth in Section 3.1(b).

          "WF Casualty and Employee Claims" shall have the meaning set forth in
Section 2.1(b).

          "WF Closing Balance Sheet" shall have the meaning set forth in Section 3.1(a).

          "WF Employee Benefit Plans" shall have the meaning set forth in
Section 4.12(a).

          "WF Financial Statements" shall have the meaning set forth in Section 4.6.

          "WF Intellectual Property" shall have the meaning set forth in Section 4.16.

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          "WF Interim Balance Sheet" shall have the meaning set forth in Section
4.6.

          "WF Interim Financial Statements" shall have the meaning set forth in
Section 4.6.

          "WF Labor Matters" shall have the meaning set forth in Section 4.17.

          "WF Owned Real Property" shall have the meaning set forth in Section 4.18.

          "WF Year End Balance Sheets" shall have the meaning set forth in
Section 4.6.

          "6-Year Look Back Date" shall have the meaning set forth in Section 4.12(b).

          "401(k) Plan" shall have the meaning set forth in Section 8.21(g).

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